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                                                                    Exhibit 10.5

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                         RECEIVABLES PURCHASE AGREEMENT


                           Dated as of March 23, 1999


                                      Among


                           LFI RECEIVABLES CORPORATION
                                  as the Seller


                                       and


                            LFI SERVICING CORPORATION
                             as the Master Servicer


                                       and


                      BLUE RIDGE ASSET FUNDING CORPORATION
                                as the Purchaser


                                       and


                               WACHOVIA BANK, N.A.
                              as the Administrator


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I PURCHASES AND REINVESTMENTS..........................................2

SECTION 1.1.  COMMITMENTS TO PURCHASE; LIMITS ON PURCHASER'S OBLIGATIONS.......2
SECTION 1.2.  PURCHASE PROCEDURES; ASSIGNMENT OF PURCHASER'S INTERESTS.........2
SECTION 1.3.  REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING
              COLLECTIONS......................................................3
SECTION 1.4.  ASSET INTEREST...................................................5

ARTICLE II COMPUTATIONAL RULES.................................................6

SECTION 2.1.  SELECTION OF ASSET TRANCHES......................................6
SECTION 2.2.  COMPUTATION OF INVESTED AMOUNT AND PURCHASER'S TRANCHE
              INVESTMENT.......................................................6
SECTION 2.3.  COMPUTATION OF CONCENTRATION LIMITS AND OUTSTANDING BALANCE......7
SECTION 2.4.  COMPUTATION OF EARNED DISCOUNT...................................7
SECTION 2.5.  ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC.....................8

ARTICLE III SETTLEMENTS........................................................8

SECTION 3.1.  SETTLEMENT PROCEDURES............................................8
SECTION 3.2.  DEEMED COLLECTIONS; REDUCTION OF INVESTED AMOUNT, ETC...........11
SECTION 3.3.  PAYMENTS AND COMPUTATIONS, ETC..................................12
SECTION 3.4.  TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS.................13

ARTICLE IV FEES AND YIELD PROTECTION..........................................13

SECTION 4.1.  FEES............................................................13
SECTION 4.2.  YIELD PROTECTION................................................13
SECTION 4.3.  FUNDING LOSSES..................................................16

ARTICLE V CONDITIONS OF PURCHASES.............................................16

SECTION 5.1.  CONDITIONS PRECEDENT TO INITIAL PURCHASE........................16
SECTION 5.2.  CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.........18

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................19

SECTION 6.1.  REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES............19

ARTICLE VII GENERAL COVENANTS OF SELLER PARTIES...............................23

SECTION 7.1.  AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.....................23
SECTION 7.2.  REPORTING REQUIREMENTS OF THE SELLER PARTIES....................25
SECTION 7.3.  NEGATIVE COVENANTS OF THE SELLER PARTIES........................26
SECTION 7.4.  SEPARATE CORPORATE EXISTENCE OF THE SELLER......................29

ARTICLE VIII ADMINISTRATION AND COLLECTION....................................30

SECTION 8.1.  DESIGNATION OF MASTER SERVICER..................................30
SECTION 8.2.  DUTIES OF MASTER SERVICER.......................................31
SECTION 8.3.  SERVICER ADVANCES...............................................32
SECTION 8.4.  SERVICER DEFAULTS...............................................33
SECTION 8.5.  RIGHTS OF THE ADMINISTRATOR.....................................34
SECTION 8.6.  RESPONSIBILITIES OF THE SELLER PARTIES..........................35
SECTION 8.7.  FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS...........35
SECTION 8.8.  APPLICATION OF COLLECTIONS......................................36

ARTICLE IX SECURITY INTEREST..................................................37

SECTION 9.1.  GRANT OF SECURITY INTEREST......................................37
SECTION 9.2.  FURTHER ASSURANCES..............................................37


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SECTION 9.3.  REMEDIES........................................................37

ARTICLE X LIQUIDATION EVENTS..................................................37

SECTION 10.1. LIQUIDATION EVENTS..............................................37
SECTION 10.2. REMEDIES........................................................40

ARTICLE XI THE ADMINISTRATOR..................................................40

SECTION 11.1. AUTHORIZATION AND ACTION........................................40
SECTION 11.2. ADMINISTRATOR'S RELIANCE, ETC...................................40
SECTION 11.3. WACHOVIA AND AFFILIATES.........................................41

ARTICLE XII ASSIGNMENT OF PURCHASER'S INTEREST................................41

SECTION 12.1. RESTRICTIONS ON ASSIGNMENTS.....................................41
SECTION 12.2. RIGHTS OF ASSIGNEE..............................................42
SECTION 12.3. TERMS AND EVIDENCE OF ASSIGNMENT................................42
SECTION 12.4. RIGHTS OF COLLATERAL AGENT......................................42

ARTICLE XIII INDEMNIFICATION..................................................43

SECTION 13.1. INDEMNITIES BY THE SELLER.......................................43
SECTION 13.2. INDEMNITIES BY MASTER SERVICER..................................45

ARTICLE XIV MISCELLANEOUS.....................................................46

SECTION 14.1. AMENDMENTS, ETC.................................................46
SECTION 14.2. NOTICES, ETC....................................................46
SECTION 14.3. NO WAIVER; REMEDIES.............................................47
SECTION 14.4. BINDING EFFECT; SURVIVAL........................................47
SECTION 14.5. COSTS, EXPENSES AND TAXES.......................................47
SECTION 14.6. NO PROCEEDINGS..................................................48
SECTION 14.7. CONFIDENTIALITY OF THE SELLER INFORMATION.......................48
SECTION 14.8. CONFIDENTIALITY OF PROGRAM INFORMATION..........................51
SECTION 14.9. CAPTIONS AND CROSS REFERENCES...................................52
SECTION 14.10.  INTEGRATION...................................................53
SECTION 14.11. GOVERNING LAW..................................................53
SECTION 14.12. WAIVER OF JURY TRIAL...........................................53
SECTION 14.13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES..................53
SECTION 14.14. EXECUTION IN COUNTERPARTS......................................54
SECTION 14.15. NO RECOURSE AGAINST OTHER PARTIES..............................54


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                                   APPENDICES

APPENDIX A        Definitions

                                    SCHEDULES

SCHEDULE I        Initial Originators and Servicers
SCHEDULE II       Special Obligors and Special Obligor Concentration Limits
SCHEDULE 6.1(f)   List of Proceedings
SCHEDULE 6.1(n) List of Offices of the Servicers and the Seller where Records Are Kept
SCHEDULE 6.1(o)   List of Lock-Box Banks
SCHEDULE 14.2     Notice Addresses

                                    EXHIBITS

EXHIBIT 1.2(a)    Form of Purchase Notice
EXHIBIT 3.1(a)    Form of Settlement Report
EXHIBIT 5.1(h)    Form of Opinion of Special Counsel for the Seller
Parties
EXHIBIT 7.2(c)    Form of Audit Report
EXHIBIT A-1       Form of Lock-Box Agreement
EXHIBIT B         Form of Certificate of Financial Officer


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                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of March 23, 1999

      THIS IS A RECEIVABLES PURCHASE AGREEMENT, among:

      (1) LFI RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "LFI Receivables" and the "Seller"),

      (2) LFI SERVICING CORPORATION, a Delaware corporation (together with its successors, "LFI Servicing"), as Master Servicer hereunder (in such capacity, together with any successor Master Servicer appointed pursuant to Section 8.1, the "Master Servicer"; LFI Servicing, in its capacity as the Master Servicer, together with the Seller, each a "Seller Party" and collectively the "Seller Parties"),

      (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Purchaser"),

      (4) WACHOVIA BANK, N.A., a national banking association ("Wachovia"), as administrative agent for the Purchaser (in such capacity, together with any successors thereto in such capacity, the "Administrator").

      Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A and in the Sale Agreement.

                                   Background

      1. The Seller is a wholly-owned, direct Subsidiary of LifeStyle Holdings Ltd. a Delaware corporation ("Holdings"), which is a wholly-owned direct Subsidiary of LifeStyle Furnishings International Ltd., a Delaware corporation ("LFI"), which is a wholly-owned, direct subsidiary of Furnishings International Inc., a Delaware corporation ("FII").

      2. FII and the other Originators are engaged in the business of manufacturing and selling furniture and other products in the home furnishings industry.

      3. The Seller Parties and the Originators are currently parties to a securitization arrangement with respect to Receivables previously originated by the Originators (the "Existing Securitization") pursuant to which The Chase Manhattan Bank serves as the trustee (the "Trustee"). The Existing Securitization will be terminated in connection with the implementation of the transactions contemplated in this Agreement.

      4. Each of the Originators and the Seller have entered into the Sale Agreement pursuant to which each Originator will transfer to the Seller all of its right, title and interest in and to Receivables originated by such Originator and certain related property.

      5. The Seller has requested the Purchaser, and the Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase from the Seller from time to time an undivided percentage interest, referred to herein as the Asset Interest, in Pool Receivables and related property.

      6. The Seller and the Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

      7. Wachovia has been requested, and is willing, to act as the Administrator under this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

      Section 1.1. Commitments to Purchase; Limits on Purchaser's Obligations.

      Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time prior to the Termination Date, the Seller may request that the Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a "Purchase"); provided that no Purchase shall be made by the Purchaser if, after giving effect thereto, either (a) the sum of (i) the then Invested Amount and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding would exceed $190,000,000 (as adjusted pursuant to Section 3.02(b)) (the "Purchase Limit"), or (b) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed 100% (the "Allocation Limit"); and provided, further that each Purchase made pursuant to this Section 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000 and shall, if applicable, be an amount discounted from the amount requested in the notice of proposed Purchase delivered pursuant to Section 1.2(a) by the aggregate of the CP Discounts of all Commercial Paper Notes issued to fund such Purchase.

      Section 1.2. Purchase Procedures; Assignment of Purchaser's Interests.

      (a) Purchase Request. Each Purchase from the Seller by the Purchaser shall be made on notice from the Seller to the Administrator (who is acting on behalf of the Purchaser) received by the Administrator not later than 12:00 noon (New York City time) on the Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. The Administrator shall promptly upon receipt notify the Purchaser of any such notice.

      (b) Funding of Purchase. On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Seller the amount of its Purchase in same day funds by wire transfer to an account designated in writing by the Seller.


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      (c) Assignment of Asset Interest. The Seller hereby sells, assigns and transfers to the Purchaser, effective on and as of the date of each Purchase and each Reinvestment by the Purchaser hereunder, the Asset Interest in the Pool Receivables and Related Assets.

      Section 1.3. Reinvestments of Certain Collections; Payment of Remaining Collections.

      (a) On the close of business on each day during the period from the date of the first Purchase to the Final Payout Date, the Master Servicer will, out of all Collections received on such day from Pool Receivables and Related Assets:

            (i) determine the portion of such Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the Purchaser's Share;

            (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i), identify and be deemed to hold in trust for the benefit of the Purchaser an amount equal to the sum of (A) the estimated amount (based on the rate information provided by the Administrator pursuant to Section 2.5) of Earned Discount accrued in respect of each Asset Tranche, (B) all other amounts due to the Purchaser or the Administrator hereunder and (C) the Purchaser's Share of the Servicer's Fee (in each case, accrued through such day) and not so previously accounted for; and

            (iii) apply the remainder of such Collections to the purchase by the Purchaser from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"); provided that:

                  (A) if (I) the then Asset Interest would exceed the Allocation Limit or (II) the sum of (a) the then Invested Amount and (b) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding would exceed the Purchase Limit, then the Master Servicer shall not make such Reinvestment to the extent of such excess, but shall identify and be deemed to hold in trust for the benefit of the Purchaser, a portion of such Collections which, together with other Collections previously so identified and then so held, shall equal the amount necessary to reduce the sum of (a) the then Invested Amount and (b) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding to the Purchase Limit and the Asset Interest to the Allocation Limit; and

                  (B) if any of the conditions precedent to Reinvestment in clause (a), (b) and (d) of Section 5.2, subject to the proviso set forth in Section 5.2, are not satisfied, then the Master Servicer shall not reinvest any of such remaining Collections, but shall identify them and shall be deemed to hold them in trust for the benefit of the Purchaser, in accordance with the provisions of Section 1.3(b);

            (iv) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i), pay to the Master Servicer the Seller's Share of the Servicer's Fee accrued through such day and not previously paid; and


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            (v) pay to the Seller (A) the remaining portion of Collections not allocated to the Asset Interest pursuant to clause (i) net of the amount paid to the Master Servicer pursuant to clause (iv), and (B) the Collections applied to Reinvestment pursuant to clause (iii).

      (b) Unreinvested Collections. The Master Servicer shall identify and be deemed to hold in trust for the benefit of the Purchaser all Collections allocated to the Asset Interest pursuant to clause (i) of Section 1.3(a) which, pursuant to clause (iii) of Section 1.3(a), may not be reinvested in the Pool Receivables and Related Assets, provided that unless otherwise requested by the Administrator after a Liquidation Event, such Collections need not be held in a segregated account. If, prior to the date when such Collections are required to be paid to the Administrator for the benefit of the Purchaser pursuant to
Section 1.3(c)(iv), (1) the amount of Collections so set aside exceeds the greater of (x) the amount, if any, necessary to reduce the sum of (i) the then Invested Amount and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding to the Purchase Limit and (y) the Asset Interest to the Allocation Limit, and (2) the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.2, subject to the proviso set forth in
Section 5.2, are satisfied, then the Master Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

      (c) Payment of Amounts. The Master Servicer shall deposit into the Collection Account on each Settlement Date Collections identified and deemed held for the benefit of the Purchaser under clauses (a) and (b) of Section 1.3, and shall distribute them to the Administrator for the account of the Purchaser as follows:

            (i) The Master Servicer shall pay all amounts identified pursuant to
      Section 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Administrator, on the Purchaser's behalf, on the last day of the then current Yield Period for such Asset Tranche, as provided in Section 3.1.

            (ii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) in respect of Earned Discount on any Asset Tranche funded by Commercial Paper Notes to the Administrator, on the Purchaser's behalf, on the last day of the then current CP Tranche Period for such Asset Tranche, as provided in Section 3.1.

            (iii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) and not applied pursuant to clauses (i) or (ii) above to the Administrator, on the Purchaser's behalf, on each Settlement Date for each Settlement Period, as provided in Section 3.1.

            (iv) The Master Servicer shall pay all other amounts identified and deemed held in trust for the benefit of the Purchaser pursuant to Section 1.3(a) (iii) to the Administrator for the account of the Purchaser (A) on the last day of the then current Yield Period for any Asset Tranche funded by a Liquidity Funding, as provided in Section 3.1(b), in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and
      (B) on the last day of the then current CP Tranche Period for any


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      Asset Tranche funded by Commercial Paper Notes, as provided in Section
      3.1(b), in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche; provided, however, no payment shall be made under clause (B) above unless the Purchaser's Tranche Investments of all Asset Tranches, if any, funded by Liquidity Fundings shall have been reduced to zero.

      (d) If, on any day any payment is required to be made pursuant to any of the provisions of Section 1.3(c), the Seller does not have sufficient available funds to make any such payment, the Master Servicer may make a Servicer Advance in an amount necessary for the payment, subject to the restrictions set forth in
Section 8.3.

      (e) Notwithstanding anything herein to the contrary, the Master Servicer may recover any Servicer Advance that it has made in respect of any Receivable or related Contract from amounts received in respect of such Receivable or related Contract or otherwise from the relevant Obligor. If the Master Servicer has previously made a Servicer Advance which it later determines to be nonrecoverable, the Master Servicer may, following delivery of an officer's certificate to the Agent detailing the Master Servicer's determination that such Servicer Advance is nonrecoverable, recover the amount of such Servicer Advance from Collections. Any amount so recovered by the Master Servicer shall not be a Collection for purposes of this Section 1.3.

      Section 1.4. Asset Interest.

      (a) Components of Asset Interest. On any date the Asset Interest will represent the Purchaser's undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

      (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to the percentage equivalent of :

                                     PTI+RR
                                     ------
                                       NPB

where:

      PTI   =   the then Invested Amount,

      RR    =   the then Required Reserve, and

      NPB   =   the then Net Pool Balance;

      provided, however, that the Asset Interest during the Liquidation Period shall equal 100%.

      (c) Frequency of Computation. The Asset Interest shall be (x) computed (i) as provided in Section 3.1, as of the Cut-Off Date for each Settlement Period, and (ii) on the Settlement Date following each Reporting Date, after giving effect to the payments made on such date pursuant to Section 3.1 and (y) deemed recomputed on each day. In addition, at any time


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that the Administrator has reason to believe that the quality of the Pool
Receivables has degraded since the last such Settlement Report, the Administrator, on the Purchaser's behalf, may require the Master Servicer to provide a Settlement Report, based on the information then available to the Master Servicer, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and Servicer agrees to do so within five (5) (or three (3), if a Liquidation Event has occurred and is continuing) Business Days of its receipt of the Administrator's request.

                                   ARTICLE II

                               COMPUTATIONAL RULES

      Section 2.1. Selection of Asset Tranches.

      The Administrator shall, from time to time for purposes of computing Earned Discount, divide the Asset Interest into Asset Tranches. The applicable Earned Discount Rate may be different for each Asset Tranche. The total Invested Amount shall be allocated to the Asset Tranches by the Administrator, on the Purchaser's behalf, to reflect the funding sources for the Asset Interest such that the total amount of the Purchaser's Tranche Investments of such Asset Tranches shall equal the Invested Amount, and so that:

      (a) there will be an Asset Tranche with a Purchaser's Tranche Investment equal to the excess of the Invested Amount over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranche shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

      (b) there will be one or more Asset Tranches, each with such Purchaser's Tranche Investments selected by the Administrator, on the Purchaser's behalf, reflecting the portion or portions of the Asset Interest funded by outstanding Liquidity Fundings (if any).

      Section 2.2. Computation of Invested Amount and Purchaser's Tranche Investment.

      In making any determination of the Invested Amount and any Purchaser's Tranche Investment, the following rules shall apply:

      (a) the Invested Amount shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrator, on the Purchaser's behalf;

      (b) the Invested Amount shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

      (c) if there is any reduction in the Invested Amount, there shall be a corresponding reduction in a Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Administrator, on the Purchaser's behalf, in its discretion.


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      Section 2.3. Computation of Concentration Limits and Outstanding Balance.

      Except in the case of HomeLife Corporation, the Obligor Concentration Limits and the aggregate Outstanding Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and such Affiliated Obligors were one Obligor.

      Section 2.4. Computation of Earned Discount.

      In making any determination of Earned Discount, the following rules shall apply:

      (a) the Administrator, on the Purchaser's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche, and each CP Tranche Period therefor (or, in the case of any Asset Tranche funded by Liquidity Fundings, each Yield Period), in accordance with the definition of Earned Discount;

      (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law;

      (c) the Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason; and

      (d) prior to the Termination Date, the Administrator, on the Purchaser's behalf, will choose the applicable CP Tranche Periods in consultation with the Seller.

      It is the intent of the Purchaser to fund the Asset Interest by the issuance of Commercial Paper Notes. If the Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, the Purchaser will draw on Liquidity Fundings to fund the Asset Interest to the extent Liquidity Fundings are available.

      Section 2.5. Estimates of Earned Discount Rate, Fees, Etc.

      For purposes of determining the amounts required to be set aside by the Master Servicer pursuant to Section 1.3, the Administrator, on the Purchaser's behalf, shall notify the Master Servicer (and, if LFI Servicing is not the Master Servicer, the Seller) from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the Earned Discount Rate for any Asset Tranche may change from one applicable Yield Period or CP Tranche Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (ii) certain rate information provided by the Administrator to the Master Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to an Asset Tranche during any CP Tranche Period (or, in the case of the Asset Tranche funded by Liquidity Fundings, any Yield Period) may exceed, or be less than, the amount set aside with respect thereto by the Master Servicer, and (iv) the amount of fees or other amounts payable by the Seller hereunder which have accrued hereunder with respect to any


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

Settlement Period may exceed, or be less than, the amount set aside with respect thereto by the Master Servicer. Failure to set aside any amount so accrued shall not relieve the Master Servicer of its obligation to remit Collections to the Administrator, for the benefit of the Purchaser, with respect to such accrued amount, as and to the extent provided in Section 3.1.

                                   ARTICLE III

                                   SETTLEMENTS

      Section 3.1. Settlement Procedures.

      The parties hereto will take the following actions with respect to each Settlement Period:

      (a) Settlement Report. On the 10th day of each month (each a "Reporting Date"), the Master Servicer shall deliver to the Administrator, on the Purchaser's behalf, a report in the form of Exhibit 3.1(a) (each, an "Settlement Report").

      (b) Earned Discount; Other Amounts Due. On or before 12:00 noon, Atlanta, Georgia, time on the Business Day before the last day of each CP Tranche Period or Yield Period, as the case may be, the Administrator shall notify the Master Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche corresponding to such CP Tranche Period or Yield Period, as the case may be. The Master Servicer shall pay to the Administrator for the benefit of the Purchaser the amount of such Earned Discount before 12:00 noon, Atlanta, Georgia, time on the last day of such CP Tranche Period or Yield Period. On or before 12:00 noon, Atlanta, Georgia, time on the Business Day before each Reporting Date, the Administrator, on the Purchaser's behalf, shall notify the Master Servicer of all fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month (other than amounts described in clause (c) below). The Master Servicer shall pay to the Administrator, for the benefit of the Purchaser, the amount of fees and other amounts on the Settlement Date for such month. Such payments shall be made out of amounts set aside pursuant to Section 1.3 for such payment; provided, however, that to the extent that Collections attributable to the Asset Interest during such Settlement Period are not sufficient to make such payment, the shortfall shall be paid from amounts paid to the Seller pursuant to Section 1.3(a)(v) and, if such amounts are not sufficient to fully cover such shortfall, the Master Servicer shall make a Servicer Advance in the amount of such remaining shortfall in accordance with, and subject to the provisions of Section 8.3.

      (c) Asset Interest Computations.

            (i) On the Reporting Date for each Settlement Period, the Master Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Invested Amount and the percentage interest represented by the Asset Interest since the immediately preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, and (D) the excess (if any) of the sum of (1) the Invested Amount and (2) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding over the Purchase Limit. Such calculations shall be based upon the assumptions that

      (x) the information in the Settlement Report is correct, and (y) Collections set aside pursuant to Section 1.3(b) will be paid to the Administrator, for the benefit of the Purchaser, on the Settlement Date for such Settlement Period.

            (ii) If, according to the computations made pursuant to clause (i) above, either (x) the Asset Interest exceeds the Allocation Limit or (y) the sum of (A) the Invested Amount and (B) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding exceeds the Purchase Limit, then on the Settlement Date for such Settlement Period, either (I) the Master Servicer shall pay to the Administrator, for the benefit of the Purchaser, (to the extent of Collections during the related Settlement Period attributable to all Asset Tranches and not previously paid to the Administrator and from other funds of the Seller and from Servicer Advances, if any) the amount necessary to reduce both (A) the sum of the Invested Amount and the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding to the Purchase Limit and (b) the Asset Interest to the Allocation Limit, subject, however, to the proviso to Section 1.3(c)(iv) or (II) the Seller shall otherwise cure such deficiencies in a manner acceptable to the Administrator. Any such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose or from other funds of the Seller and from Servicer Advances, if any.

            (iii) In addition to the payments described in clause (ii) above, during the Liquidation Period, the Master Servicer shall pay to the Administrator, for the benefit of the Purchaser, all amounts identified pursuant to Section 1.3, (A) on the last day of the current Yield Period for any Asset Tranche funded by a Liquidity Funding, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and
      (B) after reduction to zero of the Purchaser's Tranche Investments of the Asset Tranches, if any, funded by Liquidity Fundings, on the last day of each CP Tranche Period, in an amount not exceeding the Purchaser's Tranche Investment of the Asset Tranche funded by Commercial Paper Notes.

      (d) Order of Application. Upon receipt by the Administrator, on the Purchaser's behalf, of funds distributed pursuant to this Section 3.1, the Administrator shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

            (i) to the Master Servicer on each Settlement Date, the amount of any unreimbursed Servicer Advance to the extent provided in Section 1.3(e);

            (ii) to the Purchaser on the dates described in Section 3.1(b), to accrued Earned Discount, plus any previously accrued Earned Discount not paid;

            (iii) to the Master Servicer on each Settlement Date, the Purchaser's Share of the accrued and unpaid Servicer's Fee (if the Master Servicer is not the Seller or an Affiliate of the Seller);

            (iv) to the Purchaser on each Settlement Date, the Facility Fee and the Usage Fee accrued during such Settlement Period, plus any previously accrued Facility Fee and Usage Fee not paid on a prior Settlement Date;

            (v) to the Purchaser on each Settlement Date or other date described in Section 3.1(c), for the reduction of the Invested Amount, to the extent such reduction is required under Section 3.1(c);

            (vi) to the Purchaser or the Administrator on each Settlement Date, for the payment of other accrued and unpaid amounts owing to the Purchaser or the Administrator hereunder (except Earned Discount on any Asset Tranche which has accrued but is not yet overdue under Section 1.3(c)); and

            (vii) to the Master Servicer on each Settlement Date, the Purchaser's Share of the accrued and unpaid Servicer's Fee (if the Master Servicer is the Seller or an Affiliate of the Seller).

      (e) Non-Distribution of Servicer's Fee. The Administrator hereby consents (which consent may be revoked at any time by written notice after the occurrence and during the continuance of a Liquidation Event) to the retention by the Master Servicer of the amounts (if any) set aside pursuant to Section 1.3 in respect of the Purchaser's Share of the Servicer's Fee, in which case no distribution shall be made in respect of the Purchaser's Share of the Servicer's Fee pursuant to clause (d) above.

      (f) Delayed Payment. If any payment due on any day described in this
Section 3.1 (or in Section 1.3(c) in respect of accrued Earned Discount on Asset Tranches funded by Liquidity Fundings or by the issuance of Commercial Paper Notes), cannot be made because Collections during the relevant CP Tranche Period or Yield Period were less than the aggregate amounts payable, then the Master Servicer may, but shall not be required to, make any such payment otherwise required. To the extent the Master Servicer elects not to make such payment, by a Servicer Advance or otherwise, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder to the extent such amount payable has not been paid in full on the date of such proposed Reinvestment.

      Section 3.2. Deemed Collections; Reduction of Invested Amount, Etc.

      (a) Deemed Collections. If on any day

            (i) the Outstanding Balance of any Pool Receivable is (without duplication)

                  (A) reduced or cancelled as a result of any Dilution Adjustment, or

                  (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                  (C) reduced or cancelled as a result of any tariff or other governmental or regulatory action, or

                  (D) less than the amount included in calculating the Net Pool Balance for purposes of any Settlement Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

            (ii) any of the representations or warranties of the Seller set forth in Section 6.1(l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in Section 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by the Originator pursuant to the Sale Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

                  (I) in the case of clause (i) above, in the amount of such
            Dilution Adjustment or such other reduction or cancellation or such difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                  (II) in the case of clause (ii) above, in the amount of the
            Outstanding Balance of such Pool Receivable.

Collections deemed received by the Seller under this Section 3.2(a) are herein referred to as "Deemed Collections." In the event that the Seller receives a Deemed Collection with respect to the full Outstanding Balance of a Pool Receivable, the Administrator, on the Purchaser's behalf, shall be deemed to have reconveyed such Receivable and Related Rights with respect thereto (after application of the Deemed Collection as provided elsewhere in this Agreement) to the Seller, without recourse, representation or warranty, but free and clear of all Liens created solely by the Administrator, and such reconveyed Receivable and all Related Rights with respect thereto shall no longer be subject to the terms of this Agreement.

      (b) Seller's Optional Reduction of Invested Amount. The Seller may at any time elect to reduce the Invested Amount as follows:

            (i) the Seller shall give the Administrator, on the Purchaser's behalf, at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

            (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Master Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

            (iii) the Master Servicer shall hold such Collections in trust for the Purchaser, pending payment to the Administrator, as provided in Sections 1.3 and 3.1;

provided that:

                  (A) the amount of any such reduction shall be in (1) an amount of at least $1,000,000, and in integral multiples of $100,000 if in excess of $1,000,000 or (2) an amount equal to the remaining Invested Amount,

                  (B) the Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                  (C) unless the Invested Amount will be reduced to zero, after giving effect to such reduction, the Invested Amount will be at least $25,000,000.

      Section 3.3. Payments and Computations, Etc.

      (a) Payments. All amounts to be paid to the Administrator or any other Person or deposited by the Seller or the Master Servicer hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser in care of Wachovia Bank, N.A., ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation, Reference: LFI Receivables Corporation, Attention: Administrative Assistant, (404) 332-6520, or to such other account at the bank named therein or at such other bank as the Administrator on behalf of the Purchaser may designate by written notice to the Person making such payment.

      (b) Late Payments. The Seller or the Master Servicer, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

      (c) Method of Computation. All computations of interest, Earned Discount, any fees payable under Section 4.1 and any other fees payable by the Seller to the Purchaser or the Administrator hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

      Section 3.4. Treatment of Collections and Deemed Collections.

      The Seller shall forthwith deliver to the Master Servicer all Deemed Collections, and the Master Servicer shall hold or distribute such Deemed Collections as Earned Discount, accrued Servicer's Fee, repayment of Invested Amount, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Master Servicer. If Collections are then being paid to the Administrator, on the Purchaser's behalf, or its designee, or to lock boxes or accounts directly or indirectly owned or controlled by the Administrator, the Master Servicer shall forthwith cause such Deemed Collections to be paid to the Administrator, on the Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Administrator shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Master Servicer, the Administrator or the Collateral Agent, it shall hold such Collections in trust for the benefit of the Administrator, on behalf of the Purchaser, and shall clearly mark its records to reflect such trust; provided that unless the Administrator shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

      Section 4.1. Fees.

      The Seller shall pay to the Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated on or about the date hereof (as amended from time to time, the "Fee Letter") among the Seller, the Purchaser and the Administrator.

      Section 4.2. Yield Protection.

      (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

                  (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Asset Interest or any Asset Tranche owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Invested Amount, Purchaser's Tranche Investment or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest or any Asset Tranche owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for Excluded Taxes); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any holding company of any Affected Party; or

                  (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

                  (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                  (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                  (x) to increase the cost to or to impose a cost on (I) the funding, making or maintaining of Purchases or Reinvestments by any Affected Party, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrator for continuing its or the Seller's relationship with the Purchaser, in each case, in an amount deemed to be material by such Affected Party,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

                  (z) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; provided, however, that such compensation shall not include duplication of amounts taken into account with respect to the Earned Discount Rate or any other amounts previously charged to and paid by any Seller Party as fees, expenses or items for reimbursement.

      (b) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of such Affected Party's right to demand such compensation; provided, that the Seller shall not be required to compensate an Affected Party pursuant to this Section
4.2 for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Party notifies the Seller of the event giving rise to such increased costs or reductions and of such Affected Party's intention to claim compensation therefor. The protection of this Section 4.2 shall be available to each Affected Party regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed; provided, however, that the Sellers shall be entitled to reimbursement of any compensation paid to any Affected Party under this Section 4.2 for costs that are ultimately reimbursed or credited to such Affected Party.

      (c) In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to the Seller the certificate (referenced in subsection (a) above) as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon the Seller.

      (d) The Purchaser and each Affected Party shall take commercially reasonable measures to minimize the amounts payable by the Seller pursuant to this Section 4.2. If a Liquidity Bank other than Wachovia makes a claim under this Section 4.2 (the "Claiming Liquidity Bank"), then the Seller may notify the Administrator in writing that the Seller proposes a replacement Liquidity Bank that is not subject to the change in circumstances that is affecting the Claiming Liquidity Bank, and, if such proposed replacement Liquidity Bank is acceptable to the Administrator and the Liquidity Agent, the Liquidity Agent shall so notify the Purchaser and the Purchaser shall exercise its right under the Liquidity Agreement to replace the Claiming Liquidity Bank with such proposed replacement Liquidity Bank, pursuant to the terms and provisions contained in the Liquidity Agreement. Notwithstanding its replacement under the above circumstances, such Claiming Liquidity Bank shall be entitled to amounts due it under this Section 4.2 incurred during its tenure as a Liquidity Bank. No Affected Party that is a participant of another Affected Party (the "Primary Affected Party") shall be entitled to any amounts under this Section 4.2 unless such amounts would have inured to the Primary Affected Party but for such participation.

      Section 4.3. Funding Losses.

      In the event that any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (i) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by a Liquidity Funding being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Purchasers' Total Investment that is accruing Earned Discount calculated by reference to the Alternate Base Rate), or (ii) any Purchase to be funded by a Liquidity Funding not being made in accordance with a request therefor under Section 1.2, then, upon written notice from the Administrator to the Seller and the Master Servicer, the Seller shall pay to the Master Servicer, and the Master Servicer shall pay to the Administrator for the account of such Liquidity Bank, the amount of such loss or expense, to the extent not reimbursed through the Earned Discount, and provided that any such loss shall not include loss of the Bank Rate Spread. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller and the Master Servicer.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

      Section 5.1. Conditions Precedent to Initial Purchase.

      The initial Purchase pursuant to this Agreement is subject to the condition precedent that the Administrator, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrator:

      (a) The Sale Agreement, duly executed by the parties thereto (and the Seller Note, as defined in the Sale Agreement, duly executed by the Seller);

      (b) A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and the Purchaser may conclusively rely until such time as the Administrator, on the Purchaser's behalf, shall receive from such Seller Party a revised certificate meeting the requirements of this subsection (b)) and certifying a copy of the resolutions of the Board of Directors of each Seller Party approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby;

      (c) The Articles or Certificate of Incorporation of each Seller Party, duly certified by the Secretary of State of such Seller Party's state of incorporation, as of a recent date acceptable to Administrator, on the Purchaser's behalf, in each case together with a copy of the by-laws of such Seller Party, duly certified by the Secretary or an Assistant Secretary of such Seller Party;

      (d) Copies of good standing certificates for each Seller Party, issued by the Secretaries of State of the state of incorporation of such Seller Party and the state where such Seller Party's principal place of business is located;

      (e) Executed and completed (i) financing statements (Form UCC-1), in such form as the Administrator, on the Purchaser's behalf, may reasonably request, naming each of the Originators as the debtor and seller of the Receivables and Related Rights, the Seller as the secured party and purchaser thereof and the Purchaser as assignee, and (ii) financing statements (Form UCC-1), in such form as the Administrator, on the Purchaser's behalf, may reasonably request, naming the Seller as the debtor and seller of an undivided percentage interest in the Pool Receivables and Related Assets and the Purchaser as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, on the Purchaser's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by each Originator to the Seller of, and the Purchaser's undivided percentage interest in, the Pool Receivables and Related Assets;

      (f) Search reports provided in writing to the Administrator, on the Purchaser's behalf, (i) listing all effective financing statements that name any Seller Party as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (e) above and in such other jurisdictions that the Administrator shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements with respect to the Existing Securitization for which UCC-3 termination statements shall have been executed and delivered by the Trustee thereunder) shall cover any Receivables or Related Assets), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

      (g) Favorable opinions of local counsel to the Seller Parties, in form and substance satisfactory to the Administrator;

      (h) Favorable opinions of Davis Polk & Wardwell, special counsel to the Originators and the Seller Parties, and of internal counsel to the Originators and the Seller Parties, in substantially the form of Exhibit 5.1(h);

      (i) A favorable opinion of Davis Polk & Wardwell, special counsel to the Originators and the Seller Parties, as to

            (i) the existence of a "true sale" of the Receivables from the Originators to the Seller under the Sale Agreement; and

            (ii) the inapplicability of the doctrine of substantive consolidation to the Seller in connection with any bankruptcy proceeding involving any of the Originators or Holdings;

      (j) A pro forma Settlement Report, prepared as of February 28, 1999 (which shall include the Existing Receivables);

      (k) A report in form and substance satisfactory to the Administrator, on the Purchaser's behalf, from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor;

      (l) The Liquidity Agreement, in form and substance satisfactory to the Administrator, on the Purchaser's behalf, duly executed by the Purchaser, the Liquidity Agent and each Liquidity Bank;

      (m) With respect to FII, a consolidated balance sheet, income statement and statement of shareholders' equity as at December 31, 1998 and with respect to the Seller, a balance sheet and income statement as at December 31, 1998, each of the foregoing together with a certification of the chief financial officer or treasurer in the form attached hereto as Exhibit B;

      (n) such other agreements, instruments, certificates, opinions and other documents as the Administrator may reasonably request; and

      (o) the structuring fee set forth in the letter dated March 1, 1999, between LFI and Wachovia (the "Mandate Letter").

      Section 5.2. Conditions Precedent to All Purchases and Reinvestments.

      Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

      (a) the representations and warranties contained in Section 6.1 are correct in all material respects on and as of such day as though made on and as of such day (or, if not true and correct, they are eligible for and subject to a thirty (30) day cure period that has not expired pursuant to Section 10.1(b)) and shall be deemed to have been made on such day,

      (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

      (c) after giving effect to each proposed Purchase or Reinvestment, the sum of (i) the Invested Amount and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit,

      (d) the Termination Date shall not have occurred, and

      (e) in the case of a Purchase, the Administrator shall have timely received an appropriate notice of the proposed Purchase in accordance with
Section 1.2(a);

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Purchase that does not cause the Invested Amount, after giving effect to such Reinvestment or Purchase, to exceed the Invested Amount as of the opening of business on the day of such Reinvestment or Purchase.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      Section 6.1. Representations and Warranties of the Seller Parties.

      Each Seller Party represents and warrants as to itself, except as specifically provided, in which case, the specified Seller Party represents and warrants as so provided, as follows:

      (a) Organization and Good Standing. Such Seller Party has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as presently conducted. The Seller had at all relevant times, and now has, all corporate power and authority to acquire and own the Pool Receivables and Related Assets. Such Seller Party has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and, in the case of the

Master Servicer, to service the Pool Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement and, in the case of the Seller, to sell and assign the Asset Interest on the terms and conditions herein provided, except in each case where the failure to satisfy any of the above could not reasonably be expected to result in a Material Adverse Effect. The Master Servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect. The Seller is duly qualified to do business and is in good standing in the jurisdiction of its chief executive office and principal place of business and in such other jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified and in good standing in such other jurisdictions could not reasonably be expected to have a Material Adverse Effect.

      (b) [Reserved]

      (c) Due Authorization. Such Seller has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of the Seller, the sales and assignments referred to in (a) above.

      (d) Valid Sale; Binding Obligations. (i) This Agreement effects a valid sale, transfer, and assignment of the Asset Interest to the Purchaser (or a valid security interest in the Pool Receivables), enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document to which such Seller Party is a party constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) No Violation. The execution, delivery and performance by each Seller Party of this Agreement and the other Transaction Documents to which it is a party do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of such Seller Party, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Seller Party is a party or by which it or any of its properties is bound,
(ii) result in the creation or imposition of any Lien upon any of the Pool Receivables, or, with respect to the Seller, any other properties of the Seller, pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or
(iii) violate any law or any order, rule, or regulation applicable to such Seller Party of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Seller Party or any of its properties, except where any such conflict, breach or default referred to in clause (i) (with respect only to the Master Servicer) or (iii), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (f) No Proceedings. Except (with respect only to the Master Servicer) as set forth on Schedule 6.1(f), there are no actions, suits or proceedings now pending, or, to such Seller Party's knowledge, threatened against such Seller Party, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which such Seller Party is a party, (ii) seeking to prevent the sale and assignment of the Pool Receivables under the Sale Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that could reasonably be expected to have a Material Adverse Effect.

      (g) Bulk Sales Act. The sale, transfer and assignment of the Asset Interest does not require compliance with any bulk sales act or similar law in the States of North Carolina or Delaware.

      (h) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Seller Party of this Agreement and each other Transaction Document to which it is a party, except, (i) in the case of the Seller, for (A) the filing of the UCC financing statements referred to in Article V, and (B) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in
Section 8.7, all of which, at the time required in Article V or Section 8.7, as applicable, shall have been duly made and shall be in full force and effect and
(ii) such authorizations, approvals, notices, filings or other actions the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect; provided however, that with respect to Pool Receivables (if any) owing by government Obligors, any failure to comply with the United States Federal Non-Assignment Act, 41 U.S.C. ss.15 or Assignment of Claims Act, 31 U.S.C. ss.3727 or with any similar federal or state legislation shall not constitute a breach of this representation and warranty.

      (i) [Reserved].

      (j) [Reserved].

      (k) Margin Regulations. The Seller will not use any funds obtained by the Seller hereunder (x) to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or (y) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. If requested by the Administrator at any time, the Seller will furnish to the Administrator a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

      (l) Quality of Title. (i) Each Pool Receivable, together with the Related Assets, is owned by the Seller free and clear of any Lien (other than any Permitted Lien); (ii) when the Purchaser makes a Purchase or Reinvestment, it shall acquire and shall at all times thereafter continuously have a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, and each Related Asset with respect thereto, free and clear of any Lien (other than any Permitted Lien); and (iii) no financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, or the Related Assets with respect thereto is on file in any recording office except such as may be filed (1) in favor of the Seller hereunder in connection with the Sale Agreement, (2) in favor of the Purchaser or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchaser (or any assignee thereof) or by the Administrator, (3) in favor of the Collateral Agent, or (4) with respect to the Existing Securitization (as to which UCC-3 Termination Statements have been executed by the relevant purchaser and secured party and delivered to the Administrator on or before the date of the initial Purchase hereunder).

      (m) Accurate Reports. No Settlement Report (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished, in each case in writing, by or on behalf of such Seller Party to the Administrator or the Purchaser pursuant to this Agreement taken as a whole was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed to the Administrator or the Purchaser at such time) as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

      (n) Offices. The principal places of business and chief executive offices of the Master Servicer and the Seller are located at the respective addresses set forth on Schedule 14.2, and the offices where the Master Servicer and the Seller keep all their books, records and documents evidencing Pool Receivables, any related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.1(n) (or at such other locations, notified to the Administrator, on the Purchaser's behalf, in accordance with Section 7.1(f), in jurisdictions where all action required by Section 8.7 has been taken or is being taken and will be completed within thirty (30) days after the transfer to any such other location).

      (o) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the accounts of the Originators or the Seller at such Lock-Box Banks, are specified in Schedule 6.1(o) (or have been notified to and approved by the Administrator, on the Purchaser's behalf, in accordance with Section 7.3(d) and all action required by Section 8.5 has been taken or is being taken and will be completed within the required time periods as set forth in Section 8.5).

      (p) Eligible Receivables; No Excluded Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of the Net Pool Balance is an Eligible Receivable on such date. The Receivables Pool does not contain any Excluded Receivable.

      (q) [Reserved].

      (r) From and after September 30, 1999, the Seller reasonably believes that it is Year 2000 Compliant and Ready.

      (s) Compliance with Credit and Collection Policy. With respect to each Pool Receivable, each Seller Party has complied in all material respects with the Credit and Collection Policy.

      (t) Payments to Originators. With respect to each Pool Receivable transferred to the Seller by the Originators pursuant to the Sale Agreement, the Seller has given reasonably equivalent value to each Originator in consideration for the Pool Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt.

      (u) Names. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

      (v) Ownership of the Seller. FII or its permitted successors owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

      (w) Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

      (x) Taxes. Each Seller Party has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VII

                       GENERAL COVENANTS OF SELLER PARTIES

      Section 7.1. Affirmative Covenants of the Seller Parties.

      From the date hereof until the Final Payout Date, unless the Administrator (on the Purchaser's behalf) shall otherwise consent in writing:

      (a) Compliance With Laws, Etc. Each Seller Party will comply in all material respects with all laws, rules, regulations and orders applicable to such Person, including those with respect to the Pool Receivables and any related Contracts (and, to the extent a Receivable is owed by an individual, including but not limited to Consumer Credit Laws), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) Preservation of Corporate Existence. Each Seller Party will preserve and maintain its corporate existence except as otherwise expressly permitted by
Section 7.3(l).

      (c) Audits. Each Seller Party will (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrator, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case two (2) Business Days' notice shall be required) during regular business hours, permit the Administrator, on the Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements (if any), and (B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees of such Seller Party having knowledge of such matters provided that the rights provided in this clause (i) shall not be exercised more than two (2) times in any one (1) calendar year so long as no Liquidation Event has occurred and is continuing; (ii) permit the Administrator or any of its agents or representatives, upon not less than five (5) Business Days' notice from the Administrator (unless a Liquidation Event has occurred and is continuing (or the Administrator believes in good faith that a Liquidation Event has occurred and is continuing) in which case one (1) Business Day's prior notice shall be required), to meet with the independent auditors of such Seller Party to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Seller Party, permit PricewaterhouseCoopers LLP or other auditors acceptable to the Administrator to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing, (x) such reviews shall not be done more than two (2) times in any one calendar year and (y) the Seller Parties shall be responsible for the costs and expenses of only one such review in any one calendar year. The Purchaser and the Administrator agree (i) to comply, and to ensure that their respective agents and representatives acting under this Agreement comply, with each Seller Party's reasonable security and confidentiality requirements, (ii) to protect and maintain the confidentiality of all information disclosed or made available to the Purchaser, the Administrator and/or their respective agents or representatives and (iii) to use such information only for the purpose of determining compliance with the provisions of this Agreement and for no other purpose. The Purchaser and the Administrator and their respective agents and representatives shall return to the Seller Parties upon request all tangible items and written documents provided to, made or compiled by, or otherwise acquired by the Purchaser, the Administrator and/or their respective agents and representatives, including notes, samples, models, summaries, memoranda, records and other documents, and all copies thereof.

      (d) Keeping of Records and Books of Account. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of Outstanding Balances by Obligor and related debit and credit details of the Pool Receivables).

      (e) Performance and Compliance with Receivables and Contracts. Each Seller Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all agreements (if any) related to the Pool Receivables, the breach of which provisions, covenants or promises could reasonably be expected to have a Material Adverse Effect.

      (f) Location of Records. Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, any related Contracts and all agreements (if any) related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the applicable Servicer and the Seller referred to in Section 6.1(n) or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.7 shall have been or is being taken and will be completed within thirty (30) days after any such relocation.

      (g) Credit and Collection Policies. Each Seller Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and any related Contract.

      (h) Sale Agreement. The Seller will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by the Originators of their respective obligations under the Sale Agreement.

      (i) Lock-Box Agreement and Lock-Box Accounts. The Seller and the Master Servicer shall instruct all Obligors to deposit all Collections to the Lock-Box Accounts. The Seller will not give any contrary or conflicting instructions, and will, upon the request of Master Servicer or the Administrator, confirm such instructions by Master Servicer or take such other action as may be reasonably required to give effect to such instructions.

      (j) Year 2000 Compliance. Each Seller Party will be Year 2000 Compliant and Ready not later than September 30, 1999, and will deliver certification thereof to the Administrator on or before September 30, 1999.

      Section 7.2. Reporting Requirements of the Seller Parties.

      From the date hereof until the Final Payout Date, unless the Administrator, on the Purchaser's behalf, shall otherwise consent in writing:

      (a) Liquidation Events, Etc. Promptly and in any event within five Business Days after obtaining knowledge of the occurrence of any Liquidation Event, each Seller Party will furnish to the Administrator, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that the applicable Seller Party will take with respect thereto.

      (b) Litigation. As soon as possible and in any event within ten Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to the Administrator, on the Purchaser's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time with respect to the Seller, and if with respect to the Master Servicer, which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect.

      (c) Audit of Pool Receivables. As soon as available and in any event within 90 days after the end of each fiscal year of the Seller, the Seller will furnish to the Administrator, on the Purchaser's behalf, an audit report, prepared by a Person reasonably acceptable to the Administrator, as of the end of such fiscal year, substantially in the form of the report attached hereto as
Exhibit 7.2(c) and covering such other matters as the Administrator may reasonably request in order to protect the interests of the Administrator or the Purchaser under or as contemplated by this Agreement.

      (d) Change in Credit and Collection Policy. At least ten (10) Business Days' prior to its effective date, each Seller Party will furnish to the Administrator, on the Purchaser's behalf, notice of (i) any material change in the character of such Seller Party's business, and (ii) any material change in the Credit and Collection Policy.

      (e) Other. Promptly, from time to time, each Seller Party will furnish to the Administrator, on the Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the operations, business affairs or financial condition of such Seller Party as the Administrator may from time to time reasonably request in order to protect the interests of the Administrator or the Purchaser under or as contemplated by this Agreement.

      Section 7.3. Negative Covenants of the Seller Parties.

      From the date hereof until the Final Payout Date, without the prior written consent of the Administrator (on the Purchaser's behalf):

      (a) Sales, Liens, Etc. (i) The Seller will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Lien (other than Permitted Liens) upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lock-Box Agreements, set-off rights of any bank at which any such account is maintained), and (ii) the Master Servicer will not assert any interest in the Pool Receivables, except as Servicer.

      (b) Extension or Amendment of Receivables. No Seller Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Pool Receivable or the Purchaser's rights therein.

      (c) Change in Business or Credit and Collection Policy. No Seller Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Pool Receivables or otherwise have a Material Adverse Effect, unless with respect to any material change in accounting policies relating to Receivables, such change is made in accordance with GAAP.

      (d) Change in Payment Instructions to Obligors. No Seller Party will add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.1(o) or, after Lock-Box Accounts have been delivered pursuant to Section 7.1(i), make any change in its instructions to Obligors regarding the account to which payments are to be made (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box
Bank), unless the Administrator shall have received prior written notice of such addition, termination or change, and the Administrator shall have received duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

      (e) Deposits to Collection Account. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables.

      (f) Changes to Other Documents. Without the prior, written consent of the Administrator, on behalf of the Purchaser, the Seller will not enter into any amendment or modification of, or supplement to (i) the Sale Agreement, except to reflect the addition or deletion of Originators as permitted by Article IX of the Sale Agreement or (ii) to Articles FIRST, THIRD, SIXTH, NINTH, ELEVENTH, TWELFTH or THIRTEENTH of the Seller's Certificate of Incorporation.

      (g) Restricted Payments by the Seller; Net Worth. (a) The Seller will not purchase or redeem any shares of the capital stock of the Seller, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, except that the Seller may make any such purchase, redemption, declaration, payment or distribution or set aside any such funds on the Settlement Date for any Settlement Period, after making any payment required to be made by the Seller on such Settlement Date in accordance with the last sentence of Section 3.1(c)(ii) and Section 3.1(c)(iii) if after giving effect to such purchase, redemption, declaration, payment, distribution or setting aside of funds (A) the sum of (i) the Invested Amount and (ii) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding does not exceed the Purchase Limit, (B) the Asset Interest does not exceed the Allocation Limit and (C) the Seller's net worth (determined in accordance with GAAP) is not less than an amount (the "Minimum Amount") equal to three percent (3%) of the Purchase Limit, as the Purchase Limit may be adjusted from time to time.

            (b) The Seller's net worth (determined in accordance with GAAP) will at all times be at least equal to the Minimum Amount.

      (h) Seller Indebtedness. The Seller will not incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (A) indebtedness of the Seller to the

Originators incurred in accordance with the Sale Agreement, (B) current accounts payable arising under or permitted by the Transaction Documents and tax liabilities of the Seller, neither of which are overdue, (C) indebtedness or liability of the Seller to any Affiliate in the ordinary course of business as permitted by the Transaction Documents and (D) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $4,500.

      (i) Negative Pledges. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents.

      (j) Change of Name. The Seller will not change its name or corporate structure, or commence the use of any new trade name unless it has given the Administrator at least 30 days' prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's interest, including the filing of amendments to the UCC financing statements described in
Section 5.1(e).

      (k) Certain Pool Receivables Not to be Evidenced by Promissory Notes. No Seller Party will take any action to cause or permit any Pool Receivable that is an Eligible Receivable to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of any Pool Receivable which is overdue, provided that the original of such instrument is delivered to the Administrator, duly endorsed.

      (l) Mergers and Consolidations.

            (i) The Master Servicer will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it other than mergers or consolidations which, immediately after giving effect thereto, do not result in any Liquidation Event or Unmatured Liquidation Event, including but not limited to any Change in Control with respect to the Master Servicer. In the case of any such merger or consolidation in which the Master Servicer is not the surviving entity, the surviving entity shall assume in writing the prior, existing and ongoing obligations of the Master Servicer under this Agreement and each other Transaction Document and shall deliver to the Administrator such legal opinions related to such transactions as the Administrator shall reasonably require.

            (ii) The Seller will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by Purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Pool Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

      (m) Disposition of Assets. The Master Servicer will not sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions), in any fiscal year, assets

(whether now owned or hereafter acquired) which exceed 10% of the assets of the Master Servicer as of the end of the most recent fiscal year, computed and consolidated in accordance with GAAP consistently applied.

      Section 7.4. Separate Corporate Existence of the Seller.

      Each Seller Party hereby acknowledges that the Purchaser and the Administrator are entering into the transactions contemplated hereby in reliance upon the Seller's identity as a legal entity separate from the Master Servicer and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of the Master Servicer, any of the Originators or any other Person. Without limiting the foregoing, the Seller will:

            (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Seller will not be diverted to any other Person or for other than corporate uses of the Seller, nor will such funds be commingled with the funds of any Originator or any Subsidiary or Affiliate of any Originator;

            (ii) To the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

            (iii) To the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expense, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any Affiliate, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm's length basis;

            (iv) To the extent that the Seller and any of its stockholders or Affiliates have offices in the same location, overhead costs shall be allocated fairly among them, and each such entity shall bear its fair share of such expenses;

            (v) Issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

            (vi) Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

            (vii) Not assume or guarantee any of the liabilities of any Originator, the Master Servicer or any Affiliate thereof; and

            (viii) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations (including those contained in the factual certificate referred to in such opinion) set forth in the legal opinion of Davis Polk and Wardwell relating to certain bankruptcy matters delivered on the date of the initial Purchase remain true and correct with respect to the Seller and (y) comply with those procedures described in such provisions which are applicable to the Seller.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

      Section 8.1. Designation of Master Servicer.

      (a) LFI Servicing as Initial Master Servicer. The servicing, administration and collection of the Pool Receivables shall be conducted by the Person designated as Master Servicer hereunder from time to time in accordance with this Section 8.1. Until the Administrator, on the Purchaser's behalf, gives to LFI Servicing a Successor Notice (as defined in Section 8.1(b)), LFI Servicing is hereby designated as, and hereby agrees to perform the duties and obligations of, Master Servicer pursuant to the terms hereof. Each of the Originators named in the Sale Agreement, with the exception of Drexel Heritage Home Inspirations, Inc., agrees to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by the Seller from such Originator pursuant to the terms of the Sale Agreement. In so acting as subservicer, each of such Originators shall comply with, and agrees to be bound by, all of the terms and provisions of this Agreement applicable to such Originator in the performance of its duties as subservicer; provided, however, that each such Originator (i) shall cease to act as subservicer upon the Administrator's delivery of a Successor Notice to LFI Servicing (with a copy to each such Originator), (ii) shall not be entitled to receive any Servicer's Fee provided for herein, and (iii) shall not be bound by, or be deemed to have made, any of the representations, warranties or covenants in Articles VI and VII applicable to the "Seller Parties," except as expressly provided in the Sale Agreement.

      (b) Successor Notice; Servicer Transfer Events. Upon LFI Servicing's receipt of a notice from the Administrator of the Administrator's designation, on the Purchaser's behalf, of a new Master Servicer (a "Successor Notice"), LFI Servicing agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Administrator believes will facilitate the transition of the performance of such activities to the new Master Servicer, and the Administrator (or its designee) shall assume each and all of LFI Servicing's obligations to service and administer the Pool Receivables, on the terms and subject to the conditions herein set forth, and LFI Servicing shall use its best efforts to assist the Administrator (or its designee) in assuming such obligations. Without limiting the foregoing, LFI Servicing agrees, at its expense, to take all actions necessary to provide the new Master Servicer with access to all computer software necessary or useful in collecting or billing Pool Receivables, solely for use in collecting and billing Pool Receivables. The Administrator agrees not to give LFI Servicing a Successor Notice until after the occurrence and during the continuance of any Liquidation Event or Servicer Default (any such event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion. If LFI Servicing disputes the occurrence of a Servicer Transfer Event, LFI Servicing may take appropriate action to resolve such dispute; provided that LFI Servicing must terminate its activities hereunder as Master Servicer and allow the newly designated Master Servicer to perform such activities on the date provided by the Administrator as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Administrator, on the Purchaser's behalf, reasonably determines, in good faith, that such termination is necessary or advisable to protect the Purchaser's interests hereunder.

      (c) Subcontracts. The Master Servicer may, with the prior consent of the Administrator, subcontract with any other Person (including the Originators) for servicing, administering or collecting the Pool Receivables, provided that the Master Servicer shall remain liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrator's request, on the Purchaser's behalf, at any time after a Successor Notice has been given.

      Section 8.2. Duties of Master Servicer.

      (a) Appointment; Duties in General. Each of the Seller, the Purchaser and the Administrator hereby appoints as its agent the Master Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Receivables and the Related Security. The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

      (b) Allocation of Collections; Segregation. The Master Servicer shall identify for the account of the Seller and the Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with
Section 1.3 but shall not be required to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section.

      (c) Modification of Pool Receivables. The Master Servicer shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any Pool Receivable, or otherwise take any action that is intended to cause or permit a Pool Receivable that is an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (but only so long as the Master Servicer is an Affiliate of the Seller) (i) in accordance with the terms of the Credit and

Collection Policy, (ii) as required by any requirement of law or (iii) in the case of any Dilution Adjustments, upon the payment by or on behalf of the Seller of a Deemed Collection in the amount of such Dilution Adjustment pursuant to
Section 3.4 of this Agreement.

      (d) Documents and Records. Each Seller Party shall deliver to the Master Servicer, and the Master Servicer shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

      (e) Certain Duties to the Seller. The Master Servicer shall, as soon as practicable following receipt, (i) turn over to the Seller that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicer's Fee, and, in the event that neither LFI Servicing nor any other Seller Party or Affiliate thereof is the Master Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Master Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and
(ii) turn over to the applicable Originator the Collections of any Receivable which is not a Pool Receivable. The Master Servicer, if other than LFI Servicing or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

      (f) Termination. The Master Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

      (g) Power of Attorney. The Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Pool Receivable.

      Section 8.3. Servicer Advances.

      If on any day the Master Servicer determines that any payment (or portion thereof) which was due and payable pursuant to a Pool Receivable or a Contract in the Receivables Pool was not received on the date due prior to the end of such Settlement Period, the Master Servicer may make an advance on any day pursuant to Section 1.3(d) in an amount up to the amount of such delinquent payment (or portion thereof) (any such advance, a "Servicer Advance"). The Master Servicer may elect not to make a Servicer Advance with respect to any Pool Receivable or related Contract if the Master Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will not ultimately be recoverable from future collections on, or the liquidation of, the Receivables Pool (herein referred to as "nonrecoverable"). The Master Servicer will deposit any Servicer Advances into the Collection Account on or prior to 12:00 p.m. (Atlanta, Georgia time) on the date necessary to make any payment required to be made under Section 3.1. All Servicer Advances shall be made by wire transfer in immediately available funds.

      Section 8.4. Servicer Defaults.

      If any one of the following events (a "Servicer Default") shall occur and be continuing:

      (a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or notice to the Administrator as required by this Agreement including, without limitation, delivery of any Settlement Report and, (i) in the case of failure to deliver a Settlement Report, such failure shall remain unremedied for two (2) Business Days after the earlier to occur of
(A) written notice thereof by the Administrator to the Master Servicer or (B) knowledge by the Master Servicer of such failure and (ii) in the case of failure to make any payment, transfer or deposit to be made by the Master Servicer or to give instructions or notice to the Administrator (other than delivery of any Settlement Report) such failure shall remain unremedied for one (1) Business Day after the earlier to occur of (A) written notice thereof by the Administrator to the Master Servicer or (B) knowledge by the Master Servicer of such failure;

      (b) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or the Sale Agreement, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Master Servicer by the Administrator and (ii) the date on which the Master Servicer obtains knowledge of such failure;

      (c) any representation, warranty or certification made by the Master Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Master Servicer by the Administrator and (ii) the date on which the Master Servicer obtains knowledge of such incorrectness;

      (d) any Event of Bankruptcy occurs with respect to the Master Servicer (if other than LFI Servicing or its Affiliates); or

      (e) any merger or consolidation of the Master Servicer in which the Master Servicer is not the surviving entity, except as provided in Section 7.3(l).

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Administrator, by written notice to the Master Servicer (a "Termination Notice"), may terminate all of the rights and obligations of the Master Servicer as Master Servicer under this Agreement and appoint a successor Master Servicer satisfactory to the Administrator (in the Administrator's sole discretion).

      Section 8.5. Rights of the Administrator.

      (a) Notice to Obligors. At any time when a Liquidation Event has occurred and has not been waived by the Administrator, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchaser.

      (b) Notice to Lock-Box Banks. At any time following the occurrence of a Liquidation Event, if Lock-Box Agreements have been executed, the Administrator is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Master Servicer hereby transfer to the Administrator, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer.

      (c) Rights on Servicer Transfer Event. At any time following the designation of a Master Servicer other than LFI Servicing pursuant to Section 8.1:

            (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

            (ii) Any Seller Party shall, at the Administrator's request and at such Seller Party's expense, give notice of the Purchaser's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Administrator or its designee.

            (iii) Each Seller Party shall, at the Administrator's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the Related Security (if any), or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Master Servicer at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Master Servicer.

            (iv) Each Seller Party and the Purchaser hereby authorizes the Administrator, on the Purchaser's behalf, and grants to the Administrator an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and the Purchaser which are necessary or desirable, in the determination of the Administrator, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

      Section 8.6. Responsibilities of the Seller Parties.

      Anything herein to the contrary notwithstanding:

      (a) Contracts. Each Seller Party shall remain responsible for performing all of its obligations (if any) under any Contracts related to the Pool Receivables and under any related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

      (b) Limitation of Liability. The Administrator and the Purchaser shall not have any obligation or liability with respect to any Pool Receivables, the Contracts (if any) related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

      Section 8.7. Further Action Evidencing Purchases and Reinvestments.

      (a) Further Assurances. Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrator or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable the Purchaser or the Administrator or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

            (i) upon the request of the Administrator, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

            (ii) [reserved];

            (iii) within 60 days after the date hereof, (A) mark its master data processing records evidencing such Pool Receivables and related Contracts (if any) with a legend, acceptable to the Administrator, that appears on the initial log-in screen for all users who have access to such records evidencing that the Asset Interest has been sold in accordance with this Agreement and (B) file all printed reports in binders bearing the same legend.

      (b) Additional Financing Statements; Performance by Administrator. Each Seller Party hereby authorizes the Administrator, on the Purchaser's behalf, or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising. If any Seller Party fails to promptly execute and deliver to the Administrator, on the Purchaser's behalf, any financing statement or continuation statement or amendment thereto or assignment thereof requested by the Administrator, on the Purchaser's behalf, each Seller Party hereby authorizes the Administrator, on the Purchaser's behalf, to execute such statement on behalf of such Seller Party. If any Seller Party fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrator or its designee incurred in connection therewith shall be payable by the Seller Parties as provided in Section 14.5.

      (c) Continuation Statements; Opinion. Without limiting the generality of subsection (a), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.1(e) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

            (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

            (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for the Seller Parties, in form and substance reasonably satisfactory to the Administrator, confirming and updating the opinions delivered pursuant to Section 5.1(h) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

      Section 8.8. Application of Collections.

      Any payment by an Obligor in respect of any indebtedness owed by it to the Originator or the Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

      Section 9.1. Grant of Security Interest.

      To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Purchaser and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Purchaser, for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to and under (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing.

      Section 9.2. Further Assurances.

      The provisions of Section 8.7 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

      Section 9.3. Remedies.

      Upon the occurrence of a Liquidation Event, the Purchaser shall have, with respect to the collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Purchaser or the Administrator under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               LIQUIDATION EVENTS

      Section 10.1. Liquidation Events. The following events shall be "Liquidation Events" hereunder:

      (a) The Master Servicer (if any Seller Party or Affiliate thereof is the Master Servicer) or the Seller (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Master Servicer hereunder (other than as referred to in clause (ii) below or in other paragraphs of this Section 10.1) and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrator to the Master Servicer, (ii) shall fail to make any payment or deposit to be made by it pursuant to Section 3.1(b) when due which failure shall continue for two (2) Business Days after the due date therefor, or (iii) shall fail to make any other payment or deposit to be made by it hereunder when due which failure shall continue for five (5) Business Days after the due date therefor; or

      (b) Any representation or warranty made by any Seller Party or any Originator (or any of its officers) under this Agreement or any other Transaction Document or any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; provided, however, that except as provided in this clause (b), if such representation or warranty that shall have proven to have been false or incorrect in a material respect when made is susceptible of a cure, such representation or warranty is not so cured by the earlier of (i) thirty (30) days from the date that the party making such representation or warranty becomes aware of its incorrectness, or (ii) thirty (30) days from the date such party is given notice thereof; provided, further, however, that such cure period shall not be available for the representations and warranties made in Sections 6.1(d), 6.1(l), 6.1(p), 6.1(v) and 6.1(w) hereof, and the representations and warranties made in Sections 5.1(d), 5.1(l) or 5.1(p) of the Sale Agreement; and provided, further, however, that a Liquidation Event shall not be deemed to have occurred under this Section 10.1(b) if the incorrectness of such representation or warranty gives rise to an obligation by the Seller to repurchase or make an adjustment payment in respect of the related Receivables and the Seller has repurchased or made such adjustment payment in respect of the related Receivable or all such Receivables, if applicable, in accordance with the provisions of this Agreement within ten (10) Business Days of when the Seller was obligated to do so; or

      (c) Any Seller Party or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given by the Administrator to such Seller Party or Originator; or

      (d) (i) Either Seller Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $10,000.00, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity, or (ii) any Originator shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness under the Restated Credit Agreement dated as of August 15, 1997 (as amended, restated or otherwise modified from time to time, the "Credit Agreement") among LFI, FII, the subsidiary borrowers party thereto, and the lenders and agents party thereto, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in the Credit Agreement if the effect of any failure referred to in this clause (ii) is to cause, the holder or holders of such Indebtedness, or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity.

      (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to any Seller Party or any Originator; or

      (f) The Dilution Ratio at any Cut-Off Date exceeds 6.3%; or

      (g) The Default Ratio at any Cut-Off Date exceeds 2.0%; or

      (h) The Delinquency Ratio at any Cut-Off Date exceeds 2.55%; or

      (i) On any Settlement Date, after giving effect to the payments made under
Section 3.1(c), (i) the Asset Interest exceeds 100% or (ii) the sum of (A) the Invested Amount and (B) the aggregate of the CP Discounts of all Commercial Paper Notes then outstanding exceeds the Purchase Limit, and such event continues for two (2) Business Days following such Settlement Date; or

      (j) There shall have occurred any event which would reasonably be expected to materially adversely affect (i) the ability of the Seller, the Master Servicer, or any Originator to perform its obligations under this Agreement or any other Transaction Document or (ii) the perfection, priority or enforceability of the Seller's interest in any transferred Receivable or the Purchaser's interest in the Receivables Pool; or

      (k) Any Seller Party or any Originator is subject to a Change in Control, except in the case of an Originator subject to a Change in Control as to which a Mandatory Seller Termination Date or Permissive Seller Termination Date has been declared; or

      (l) The Internal Revenue Service shall file notice of a lien in an amount equal to or greater than $1,000,000 pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets or against the Seller (regardless of amount) and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets or against the Seller; or

      (m) Any material adverse change in the Credit and Collection Policy (or, if different, in the policies as to origination of Receivables) without prior written notice to and consent by the Administrator; or

      (n) The Purchaser, for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets.

      Section 10.2. Remedies.

      (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (e) of Section 10.1 with respect to the Seller), the Administrator shall, at the request, or may with the consent, of the Purchaser, by notice to the Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

      (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (e) of Section 10.1 with respect to the Seller, the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

      (c) Additional Remedies. Upon any Purchase Termination Date pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrator, the Purchaser and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI

                                THE ADMINISTRATOR

      Section 11.1. Authorization and Action.

      Pursuant to agreements entered into with the Administrator, the Purchaser has appointed and authorized the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

      Section 11.2. Administrator's Reliance, Etc.

      The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Master Servicer pursuant to Section 8.1), except for its or their own breach of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrator: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to the Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

      Section 11.3. Wachovia and Affiliates.

      Wachovia and any of its Affiliates may generally engage in any kind of business with any Seller Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Wachovia were not the Administrator, and without any duty to account therefor to the Purchaser or any other holder of an interest in Pool Receivables, but in any event subject to Section 14.7.

                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

      Section 12.1. Restrictions on Assignments.

      (a) Except as provided in this Section 12.1, no Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrator. The Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not unreasonably be withheld; provided, however, that

            (i) The Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this Article XII) (provided, that the Purchaser and Wachovia agree to retain control of at least 51 percent of the Asset Interest and agree to notify the Seller of any proposed assignment and consult with the Seller regarding any objections the Seller may have with respect to any assignee of the Purchaser or Wachovia);

            (ii) The Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to the Collateral Agent, to secure the Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest (and any subsequent assignment by the Collateral Agent) shall not be considered an "assignment" for purposes of Section 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than Section 12.3); and

            (iii) the Master Servicer may delegate its duties provided herein to any Originator who agrees to act as a Servicer hereunder and assumes in writing the obligations of the Master Servicer hereunder with respect to that portion of the Pool Receivables originated by such Originator.

      (b) The Seller agrees to advise the Administrator, within five Business Days after notice to the Seller of any proposed assignment by the Purchaser of the Asset Interest (or any portion thereof) not otherwise permitted under subsection (a), of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If the Seller does not consent to such assignment, the Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under clause (i) of Section 12.1(a).

      Section 12.2. Rights of Assignee.

      Upon the assignment by the Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

      Section 12.3. Terms and Evidence of Assignment.

      Any assignment of the Asset Interest (or any portion thereof) to any Person that is otherwise permitted under this Article XII shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the Administrator and the assignee.

      Section 12.4. Rights of Collateral Agent.

      The Seller hereby agrees that, upon notice to the Seller, the Collateral Agent or the Liquidity Banks (as provided in the Liquidity Agreement) may exercise all the rights of the Administrator and the Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by the Purchaser, and all other rights and interests of the Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Administrator), the Collateral Agent or the Liquidity Banks (as provided in the Liquidity Agreement) may request the Master Servicer to segregate the Purchaser's allocable shares of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with
Section 8.1(b), may give or require the Administrator to give notice to the Lock-Box Banks as referred to in Section 8.5(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrator might have done.

                                  ARTICLE XIII

                                 INDEMNIFICATION

      Section 13.1. Indemnities by the Seller.

      (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, but without duplication for amounts paid by the Master Servicer under Section 13.2, the Seller hereby agrees to indemnify each of Wachovia, both individually and as the Administrator, the Purchaser, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in connection with or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Pool Receivable or any related Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) for nonpayment due to credit problems of the Obligor. Without limiting the foregoing but subject to the foregoing exclusion, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to:

            (i) the transfer by any Seller Party of any interest in any Pool Receivable other than the transfer of Pool Receivables and related property by the Originator to the Seller pursuant to the Sale Agreement, the transfer of the Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to Section 9.1;

            (ii) any representation or warranty made by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

            (iii) the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or any related Contract, or the nonconformity of any Pool Receivable or any related Contract with any such applicable law, rule or regulation, or the failure of the Seller to be qualified as a foreign corporation in good standing in jurisdictions in which the conduct of its business requires such qualification;

            (iv) the failure to vest and maintain vested in the Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than (x) Permitted Liens or (y) a Lien arising solely as a result of an act of the Purchaser or the

      Administrator, whether existing at the time of any Purchase or Reinvestment of the Asset Interest or at any time thereafter;

            (v) the failure by any Seller Party to file, or any delay by any Seller Party in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

            (vi) any dispute, claim, offset or defense (other than nonpayment due to credit problems of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            (vii) any matter described in clause (i) or (ii) of Section 3.2(a);

            (viii) any failure of any Seller Party, as Master Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

            (ix) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

            (x) any claim of breach by any Seller Party of any related Contract (if any) with respect to any Pool Receivable; or

            (xi) any tax or governmental fee or charge (but not including Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any Related Security;

provided, that for purposes of clauses (i), (ii), (iii), (v), (viii) and (x) above, the term "Seller Party" shall only include the Master Servicer to the extent it is an Affiliate of the Seller.

      (b) Contest of Tax Claim. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and, unless such assumption or participation would be inappropriate due to actual or potential differing interests between the Seller and such Indemnified Party, the Seller shall have the right, at its expense and upon written notice to the Indemnified Party, to assume the control of or participate in the proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge with counsel of the Seller's choice at its expense, provided that such counsel shall be reasonably satisfactory to the Indemnified Party.

      (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

      Section 13.2. Indemnities by Master Servicer.

      Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Master Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Master Servicer (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of the Master Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Master Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or any related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for nonpayment due to credit problems of the Obligor.

      If for any reason the indemnification provided above in this Section 13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Master Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Master Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                  MISCELLANEOUS

      Section 14.1. Amendments, Etc.

      No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Administrator and the Purchaser (with respect to an amendment), or (b) the Administrator and the Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks (as provided in Section 7 of the Liquidity Agreement provided that Section 7(a) of the Liquidity Agreement may not be amended without the prior written consent of the Seller) or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes. Notwithstanding the foregoing, the Administrator and the Purchaser may effect an amendment of Sections 10.1(f), 10.1(g) or 10.1(h) together with the definitions in Appendix A that are applicable to such Sections and the form of Monthly Report and any other reports required to be delivered hereunder that relate to or are affected by such Sections to the extent necessary to reflect the payment characteristics, default characteristics, delinquency characteristics and other similar characteristics of a terminating Originator, without the consent or signature of either Seller Party in connection with an exercise of the right to terminate an Originator under Section 9.3 of the Sale Agreement, such amendment to be provided in writing by the Administrator to the Seller Parties within thirty (30) days following the date on which the Administrator is notified of such termination.

      Section 14.2. Notices, Etc.

      All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, sent by express mail or courier, or sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

      Section 14.3. No Waiver; Remedies.

      No failure on the part of the Administrator, any Affected Party, any Indemnified Party, the Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Wachovia, individually, and as Administrator, the Collateral Agent, and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Wachovia, the Collateral Agent and such Liquidity Bank to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Administrator, any Affected Party, any Indemnified Party or the Purchaser, or their respective successors and assigns.

      Section 14.4. Binding Effect; Survival.

      This Agreement shall be binding upon and inure to the benefit of each Seller Party, the Administrator, the Purchaser and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section
12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to
Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

      Section 14.5. Costs, Expenses and Taxes.

      In addition to their obligations under Article XIII, the Seller Parties jointly and severally agree to pay on demand (subject to such limitations contained in the Mandate Letter and the Fee Letter):

      (a) all costs and expenses incurred by the Administrator, the Collateral Agent, any Liquidity Bank, the Purchaser and their respective Affiliates in connection with

            (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

            (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.2(a) or 7.1(c)(iii); and

      (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Seller Parties jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

      Section 14.6. No Proceedings.

      The Master Servicer hereby agrees that it will not institute against the Seller, or join any Person in instituting against the Seller, and each Seller Party, the Master Servicer and Wachovia (individually or as Administrator) each hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

      Section 14.7. Confidentiality of the Seller Information.

      (a) Confidential Seller Information. Each of the Purchaser and the Administrator acknowledges that certain of the information provided to it by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless a Seller Party or an Affiliate thereof shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity and will take reasonable action to ensure that its Affiliates, officers, directors, employees, agents and advisors will not disclose to any other person or entity:

            (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information about the Seller Parties, their Affiliates, or their respective businesses, operations, assets, finances, customers, methods, systems, current and future plans, and other information relating to the transactions contemplated herein, furnished by any Originator or any Seller Party or any Affiliate thereof to the Purchaser or the Administrator; or

            (ii) any other information regarding any Originator or any Seller Party which is designated by any Originator or any Seller Party to such party in writing as confidential.

(the information referred to in clauses (i) and (ii) above, whether furnished by any Originator or any Seller Party or any Affiliate thereof or any attorney for or other representative thereof (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"); provided, however, the Seller Information shall not include any information (i) which was publicly known, or otherwise known by the recipient of such information without obligation of confidentiality at the time of receipt, (ii) which subsequently becomes publicly known through no act or omission by the recipient of such information, or (iii) which otherwise becomes known to the recipient of such information other than through disclosure by a Seller Information Provider or a source actually known to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

      (b) Disclosure. Notwithstanding subsection (a), each of the Purchaser and the Administrator may disclose any Seller Information:

            (i) to any of such party's officers, directors, employees, independent attorneys, consultants, advisors, accountants and auditors, who (A) in the sole discretion of such party, have a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.7 and have agreed, verbally or otherwise, to be bound by the provisions of this
      Section 14.7 (but such party may not disclose Seller Information to any securities analysts;

            (ii) to any Liquidity Bank, any actual or potential assignee of, or participant in, any rights or obligations of the Purchaser, any Liquidity Bank or the Administrator under or in connection with this Agreement, who has agreed to be bound by the provisions of this Section 14.7;

            (iii) to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating;

            (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby; (v) subject to subsection (c), as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party;

            (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information; or

            (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, the Purchaser and the Administrator may disclose on a "no name" basis (and not disclosing the relative size or market share of the Originators' businesses in the furniture industry) to any dealer or placement agent for or to any actual or potential investor in the Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's commitment and Invested Amount with respect to the Asset Interest and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool

Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

      (c) Legal Compulsion. In the event that the Purchaser or the Administrator or any of its representatives is required by law or is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representatives to):

            (i) provide LFI Servicing with prompt written notice so that (A) LFI Servicing or an Affiliate thereof may seek a protective order or other appropriate remedy, or (B) LFI Servicing or such Affiliate may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion;

            (ii) unless LFI Servicing or such Affiliate agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.7; and

            (iii) upon the request of LFI Servicing or such Affiliate, exercise such rights, if any, available to such party to assist LFI Servicing or such Affiliate in seeking such protective order or other appropriate remedy to delay, prevent or limit such disclosure.

In the event such protective order or remedy is not obtained, or LFI Servicing or such Affiliate agrees that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

      (d) Survival. This Section 14.7 shall survive termination of this Agreement.

      (e) Specific Performance. The Purchaser and the Administrator agree that money damages will not be a sufficient remedy for any breach of this Section
14.7 and that the Seller Parties shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available at law or in equity.

      Section 14.8. Confidentiality of Program Information.

      (a) Confidential Information. Each party hereto acknowledges that Wachovia, individually and in its capacity as Administrator, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

            (i) it will not disclose without the prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this
      Section 14.8), (A) any information (including but not limited to pricing) in, or copies of, this Agreement, any other Transaction Document including the Mandate Letter and the term sheet attached thereto or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of the Purchaser generally or the services performed by Wachovia as the Administrator for the Purchaser, or
      (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (V) in financial statements as required by GAAP;

            (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

            (iii) it will, upon demand, return (and cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

      (b) Availability of Confidential Information. This Section 14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Wachovia or were known to such party on a nonconfidential basis prior to its disclosure by Wachovia.

      (c) Legal Compulsion to Disclose. Except as otherwise permitted by this
Section 14.8, in the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will

            (i) provide Wachovia with prompt written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion;

            (ii) unless Wachovia agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.8; and

            (iii) upon the request of Wachovia, exercise such rights, if any, available to such party to assist Wachovia in seeking such protective order or other appropriate remedy to delay, prevent or limit such disclosure.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Seller Party is required to file a copy of the Fee Letter with the SEC or any other governmental authority, it will (A) provide Wachovia with prompt written notice of such requirement and
(B) exercise reasonable efforts to obtain reliable assurance that such governmental authority will give confidential treatment to the Fee Letter.

      (d) Survival. This Section 14.8 shall survive termination of this Agreement.

      (e) Specific Performance. The Seller Parties agree that money damages will not be a sufficient remedy for any breach of this Section 14.8 and that Wachovia shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available at law or in equity.

      Section 14.9. Captions and Cross References.

      The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

      Section 14.10. Integration.

      This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

      Section 14.11. Governing Law.

      THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE POOL RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      Section 14.12. Waiver Of Jury Trial.

      EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

      Section 14.13. Consent To Jurisdiction; Waiver Of Immunities.

      EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

      (a) IT IRREVOCABLY (i) SUBMITS TO THE NONEXCLUSIVE JURISDICTION, OF ANY UNITED STATES FEDERAL COURT, OR, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND

      (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

      Section 14.14. Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

      Section 14.15. No Recourse Against Other Parties.

      The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any fee in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Purchaser. For purposes of this Section 14.15, the term "Wachovia" shall mean and include Wachovia Bank, N.A. and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Purchaser shall not be considered to be an affiliate of Wachovia for purposes of this paragraph. Each of the Seller, the Master Servicer and the Administrative Agent agrees that the Purchaser shall be liable for any claims that such party may have against the Purchaser only to the extent the Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of the Purchaser hereunder, the Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Purchaser. Any and all claims against the Purchaser or the Administrative Agent shall be subordinate to the claims of the holders of Commercial Paper Notes and the Liquidity Banks.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       LFI RECEIVABLES CORPORATION,
                                       as the Seller


                                       By:______________________________________
                                       Title:


                                       LFI SERVICING CORPORATION,
                                       as the Master Servicer


                                       By:______________________________________
                                       Title:


                                       BLUE RIDGE ASSET FUNDING CORPORATION,
                                       as the Purchaser


                                       By:______________________________________
                                       Title:


                                       WACHOVIA BANK, N.A., as the
                                       Administrator


                                       By:______________________________________
                                       Title:

                                   APPENDIX A

                                   DEFINITIONS

This is Appendix A to the Receivables Purchase Agreement dated as of March 15, 1999, among LFI Receivables Corporation, as the Seller, LFI Servicing Corporation, as the Master Servicer, Blue Ridge Asset Funding Corporation, as the Purchaser, and Wachovia Bank, N.A., as the Administrator (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

      A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

Adjusted Dilution Ratio: On any day, the ratio (expressed as a decimal) computed as of the most recent Cut-Off Date by dividing (a) the sum of the Dilution Ratios at each of the twelve (12) consecutive Cut-Off Dates ending with such Cut-Off Date by (b) twelve (12).

Administrator: As defined in the preamble.

Administrator's Office: The office of the Administrator at 191 Peachtree Street, Suite 423, Atlanta, Georgia 30303, Attention: Administrative Assistant, Asset Backed Finance, or such other address as shall be designated by the Administrator in writing to the Seller and the Purchaser.

Affected Party: Each of the Purchaser, each Liquidity Bank, any participant of the Purchaser or Liquidity Bank, Wachovia, any successor to Wachovia, as Administrator, any sub-agent of the Administrator, the Collateral Agent and any co-agent or sub-agent of the Collateral Agent.

Affiliate: With respect to a Person, any other Person controlling, controlled by, or under common control with, such Person; provided, that neither HomeLife Corporation nor HL Holding Corporation shall be considered an Affiliate for any purpose under this Agreement. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

Affiliated Obligor: In relation to any Obligor means an Obligor that is an Affiliate of such Obligor.

Allocation Limit: As defined in Section 1.1.

Alternate Base Rate: On any day, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher, as of such day, of (a) the Prime Rate in effect on such day, and (b) one-half of one percent above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

Asset Interest: The Purchaser's undivided percentage ownership interest, determined from time to time as provided in Section 1.4(b), in (i) all then outstanding Pool Receivables and (ii) all Related Assets.

Asset Tranche: At any time a portion of the Asset Interest selected by the Administrator pursuant to Section 2.1.

Bank Rate: For any Yield Period:

      (a) in the case of any Yield Period other than a Yield Period described in clause (b), an interest rate per annum equal to, at the election of the Seller prior to the Termination Date and otherwise as elected by the Administrator on the Purchaser's behalf, either (i) the sum of (x) the Bank Rate Spread per annum, plus (y) the Eurodollar Rate (Reserve Adjusted) for such Yield Period or
(ii) the Alternate Base Rate in effect from time to time during such Yield
Period;

      (b) in the case of

            (i) any Yield Period commencing on or prior to the first day of which the Purchaser or any Liquidity Bank shall have notified the Administrator that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (a)(i), or (B) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (a)(i) (and in the case of subclause (A) or (B), such Person shall not have subsequently notified the Administrator that such circumstances no longer exist), or

            (ii) any Yield Period as to which the Administrator does not receive notice or determine, by no later than 12:00 noon (Atlanta, Georgia time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings and not by the issuance of Commercial Paper Notes, an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (b)(i) above, such rate shall only apply to the Person affected by the circumstances described in such paragraph (b)(i).

Bank Rate Spread: As defined in the Fee Letter.

Business Day: (i) With respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

Capital Lease Obligations: Of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

Change in Control:

      (a) In relation to any Originator, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act ) (the "acquiring Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of such Person entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of such Person and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of such Person attached to all such outstanding shares of capital stock of such Person, unless such acquiring Person is FII or a Subsidiary of FII or unless otherwise agreed in writing by the Administrator; and

      (b) in relation to the Master Servicer (so long as the Master Servicer is an Affiliate of the Seller), the failure of FII to own directly or indirectly 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the Master Servicer on a fully diluted basis; and

      (c) in relation to the Seller, the failure of Holdings to own directly 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the Seller on a fully diluted basis; provided that such occurrence shall not be deemed a Change in Control of the Seller if (i) any subsequent direct owner of the capital stock of the Seller is a Subsidiary of FII and (ii) a nonconsolidation opinion with respect to such subsequent owner in form and substance satisfactory to the Administrator is delivered to the Administrator prior to or concurrently with the acquisition of such capital stock by such subsequent owner.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

Collateral Agent: Such Person as may be appointed as collateral agent from time to time by the Purchaser, which Person may be the Administrator.

Collection Account: The account number 8736031249 maintained with Wachovia Bank, N.A., titled "Wachovia Bank, N.A., as Administrator."

Collections: With respect to any Receivable, all funds which either (a) are received by the Seller, the Originator or the Master Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that the Seller, the Originator or the Master

Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are Deemed Collections.

Commercial Paper Notes: The commercial paper promissory notes, if any, issued by or on behalf of the Purchaser or that fund the Purchase by the Purchaser of an Asset Tranche funded at the CP Rate.

Consumer Credit Laws: As defined in clause (h) of the definition of "Eligible Receivables."

Contract: A contract between the Seller or the Originator and any Person, or an invoice sent or to be sent by the Seller or the Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

CP Discount: The Face Amount of any Commercial Paper Note, net of proceeds received by the Purchaser with respect to such Commercial Paper Note.

CP Rate: With respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes having a term equal to such CP Tranche Period are sold plus the amount of any placement agent or commercial paper dealer fees incurred in connection with such sale.

CP Tranche Period: A period of up to 270 days commencing on a Business Day determined by the Administrator in consultation with the Seller pursuant to
Section 2.4. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

Credit Agreement: As defined in Section 10.1(d).

Credit and Collection Policy: Those credit and collection policies and practices of each Originator relating to Contracts and Receivables as in effect on the date of this Agreement, as modified without violating Section 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time.

Cut-Off Date: The last day of each Settlement Period.

Days Sales Outstanding or DSO: On any day, the product of (a) 360 and (b) the amount obtained by dividing (a) the aggregate Outstanding Balance of Pool Receivables as of the most recent Cut-Off Date, by (b) the aggregate Outstanding Balance of Pool Receivables created during the twelve Settlement Periods immediately preceding, and ending on, such Cut-Off Date.

Deemed Collections: As defined in Section 3.2(a).

Default Horizon: 132 days.

Default Horizon Ratio: On any day, the ratio (expressed as a decimal) computed as of the most recent Cut-Off Date by dividing (a) the aggregate Dollar amount of sales of the Originators (exclusive of sales relating to Excluded Receivables) during the Default Horizon ending on such Cut-Off Date by (b) the aggregate Outstanding Balance of Eligible Receivables on such Cut-Off Date.

Default Ratio: On any day, the ratio (expressed as a decimal) computed as of the most recent Cut-Off Date by dividing (a) the aggregate Outstanding Balance of all Pool Receivables which became Defaulted Receivables during the Settlement Period ending on such Cut-Off Date by (b) the aggregate sales (in U.S. Dollars) of the Originators (exclusive of sales relating to Excluded Receivables) during the Settlement Period occurring five (5) months prior to the Settlement Period ending on such Cut-Off Date.

Defaulted Receivable: A Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment; (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; (c) as to which collection proceedings have been commenced; (d) which has been, or, consistent with the Credit and Collection Policy, would be written off the Seller's, the applicable Originator's or the Master Servicer's books as uncollectible; or (e) the Obligor of which is the Obligor of other Receivables more than thirty-five percent (35%) of the aggregate balance of which Receivables are Defaulted Receivables by reason of any one or more of clauses (a) through (d) above.

Delinquency Ratio: On any day, the ratio (expressed as a decimal) computed as of the most recent Cut-Off Date by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date by
(b) the aggregate Outstanding Balance of Pool Receivables on such Cut-Off Date.

Delinquent Receivable: A Receivable (a) that is not a Defaulted Receivable or a Pre-Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 60 days or more from the original due date for such payment.

Dilution: The amount of any reduction or cancellation of all or any portion of the Outstanding Balance of a Pool Receivable as described in Section 3.2(a), such amount to be expressed in U.S. Dollars.

Dilution Adjustment. Any payments, rebates, discounts, refunds or adjustments (including without limitation, as a result of the application of any special or other discounts or any reconciliations) of any Receivable, the amount owing for any returns (including, without limitation, as a result of the return of any defective goods) or cancellations and the amount of any other reduction of any payment under any Receivable, in each case granted or made by the Master Servicer or any Servicer to the related Obligor; provided, however, a Dilution Adjustment does not include any Receivable that has been written-off as uncollectible in accordance with the applicable Credit and Collection Policy.

Dilution Horizon: 90 days.

Dilution Horizon Ratio: On any day, the ratio (expressed as a decimal) computed as of the most recent Cut-Off Date of (a) the aggregate sales (in U.S. Dollars) of the Originators (exclusive of sales relating to Excluded Receivables) during the Dilution Horizon ending on such Cut-Off Date divided by (b) the Eligible Receivables.

Dilution Reserve: On any day, the product of (a) the sum of (i) two (2) times the Adjusted Dilution Ratio and (ii) the Dilution Volatility Component and (b) the Dilution Horizon Ratio.

Dilution Ratio: On any day, the ratio (expressed as a decimal) computed as of the most recent Cut-Off Date by dividing (a) Dilution for the Settlement Period ending on such Cut-Off Date by (b) the aggregate Dollar amount of sales of the Originators (exclusive of sales relating to Excluded Receivables) during the month occurring three (3) months prior to the month ending on such Cut-Off Date.

Dilution Volatility Component: On any day, the amount (expressed as a decimal) computed as of the most recent Cut-Off Date equal to the product of (a) the positive difference between (i) the highest three month rolling average Dilution Ratio occurring during the immediately preceding 12 months ending on such Cut-Off Date and (ii) the Adjusted Dilution Ratio as of such Cut-Off Date and
(b) a fraction, the numerator of which is equal to the amount calculated pursuant to clause (a)(i) of this definition and the denominator of which is equal to the amount calculated pursuant to clause (a)(ii) of this definition.

Dollars: Dollars in lawful money of the United States of America.

Downgraded Liquidity Bank: A Liquidity Bank which has been the subject of a Downgrading Event.

Downgrading Event: With respect to any Person, the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or
(ii) P-1 by Moody's.

Earned Discount: For any Yield Period or CP Tranche Period, as applicable, for any Asset Tranche:

                               PTI x ER x ED + LF
                               ------------------
                                       360

where:

      PTI = the daily average (calculated at the close of business each day) of the Purchaser's Tranche Investment in such Asset Tranche during such Yield Period or CP Tranche Period, as applicable,

      ER = the Earned Discount Rate for such Yield Period or CP Tranche Period,

      ED = the actual number of days elapsed during such Yield Period or CP Tranche Period, and

      LF = the Liquidation Fee, if any, during such Yield Period or CP Tranche Period.

Earned Discount Rate: For any Yield Period or any CP Tranche Period, as applicable, for any Asset Tranche:

      (a) in the case of an Asset Tranche funded by a Liquidity Funding, the Bank Rate for such Asset Tranche and such Yield Period; and

      (b) in the case of an Asset Tranche funded by Commercial Paper Notes, the CP Rate for such CP Tranche Period;

provided, however, that on any day when any Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche shall mean a rate per annum equal to the Alternate Base Rate plus 2% per annum.

Eligible Receivable: At any time, a Receivable:

      (a) which is a Pool Receivable constituting a valid bona fide account arising out of the sale of goods or the rendering of services by an Originator in the ordinary course of its business that has been sold or contributed to the Seller pursuant to the Sale Agreement in a "true sale" or "true contribution" transaction;

      (b) as to which the perfection of the Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, and which constitutes an "account" or a "general intangible" and which is not evidenced by an "instrument" as such terms are defined in the Uniform Commercial Code as in effect in such jurisdiction;

      (c) the Obligor of which is resident of the United States, or any of its possessions or territories (or, if not a resident of the United States, the Obligor has posted, and the Purchaser has obtained perfection in, a letter of credit provided by a United States financial institution rated at least A-1/P-1 short term or A+/A1 on a long term basis or accounts receivable insurance in form reasonably satisfactory to the Administrative Agent, which insurance is to be provided by an insurer rated at least A-1/P-1 short term or A+/A1 on a long term basis and name the Purchaser as the loss payee and additional insured) and is not an Affiliate of any Seller Party except that up to 5% of the aggregate Outstanding Balance of all Pool Receivables may be Receivables of Canadian Obligors;

      (d) which is not a Defaulted Receivable or a Delinquent Receivable at such time;

      (e) with regard to which the warranty of the Seller in Section 6.1(l) is true and correct in all material respects;

      (f) the sale of an undivided interest in which does not contravene or conflict with any law applicable to the Seller or the relevant Originator;

      (g) which is denominated and payable only in U.S. Dollars;

      (h) which, together with the Contract related thereto (if any), does not contravene in any material respect any laws, rules or regulations applicable to the Seller or the relevant Originator and, at the time such Receivable (if such Receivable is owed by an individual) was originated, did not contravene in any material respect any requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulation B, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws, collectively, "Consumer Credit Laws");

      (i) which satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy and the collection practices used with respect such Receivable (if such Receivable is owed by an individual) have been in all material respects legal and customary in the consumer credit servicing business;

      (j) which is due and payable within 60 days from the invoice date of such Receivable (however, up to $20,000,000 in Outstanding Balance of otherwise Eligible Receivables may have terms of up to 180 days provided that the ratios utilized in the Reserve calculation are proportionally adjusted to accommodate such increase in term);

      (k) the original term of which has not been extended more than once;

      (l) which, if it arises under a Contract, arises under a Contract that has been duly authorized and which Contract, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, and such Receivable or Contract is not subject to any dispute, offset, counterclaim or defense other than credits, returns, discounts, allowances and deductions in the ordinary course of business; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the unpaid balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such unpaid balance which is not so affected, and provided, further, that the Receivables of any Obligor which has any accounts payable by the Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivable has agreed pursuant to a written agreement in form and substance satisfactory to the Administrator, that such Receivables shall not be subject to such offset;

      (m) as to which the Internal Revenue Service shall not have filed notice of a lien pursuant to Section 6323 of the Internal Revenue Code and as to which the Pension Benefit Guaranty Corporation shall not have filed, or shall not have indicated its intention to file, notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974; and

      (n) the Obligor of which is not a governmental Obligor, except that up to two percent (2%) of the aggregate Outstanding Balance of all Eligible Receivables may be owing by a governmental Obligor.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which FII is a member and which is treated as a single employer under Section 414 of the Code.

Eurodollar Business Day: A day of the year as defined in clause (i) of the definition of Business Day.

Eurodollar Rate: For any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrator, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

Eurodollar Rate (Reserve Adjusted): With respect to any Yield Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

Eurodollar Reserve Percentage: With respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

      (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

      (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Excess Concentration Amount: On any date, the sum of the amounts by which the aggregate Outstanding Balance of Pool Receivables of each Obligor (together with those of its Affiliates) exceeds the Obligor Concentration Limit for such Obligor.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Excluded Note: Any indebtedness and payment obligations of any Person to any Originator arising from a sale of merchandise or the rendering of services by such Obligor (a "receivable") (i) which is or will be evidenced by an instrument payable to the Originator who will administer such receivable, (ii) which will be treated as an account receivable on the books and records of such Originator until an instrument is executed in favor of the Originator who will administer such receivable and thereafter will be treated as a note receivable on the books of such administering Originator and (iii) for which payments are not at any time to be made to a Lock-Box Account.

Excluded Receivable: As of any date of determination, any indebtedness and payment obligations of any Person to any Originator arising from a sale of merchandise or the rendering of services by such Originator that has the attributes set forth in any of the following paragraphs:

      (a) it is owing by an Obligor that is an Affiliate of the Seller;

      (b) it is owing by an Obligor that is not "located" (within the meaning of Section 9-103 (3) (d) of the UCC as in effect in the State of New York) in the United States or in Canada and it is not supported by a letter of credit meeting the criteria set forth in clause (c) of the definition of Eligible Receivable;

      (c) it is an Excluded Note;

      (d) it is originated by the Beacon Hill division of Robert Allen Fabrics, Inc.; or

      (e) it is owing by Levitz Furniture Incorporated or any Affiliate thereof.

Excluded Taxes: Any taxes, duties, impositions or charges imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executed office is located, or by any United States or foreign jurisdiction in which such Affected Party is now conducting or may hereafter conduct business, that are (1) based on, measured by or determined by reference to the net or gross income, net or gross receipts, or net or gross profits of any Affected Party, or changes in the rate of tax on or determined by reference to the net or gross income, net or gross receipts or net or gross profits of any Affected Party, including any minimum taxes, withholding taxes, items of tax preference or taxes on, measured by or in the nature of capital, net worth, or excess profits, or taxes assessed with respect to any fee, charge or payment received hereunder or under the Fee Letter, (2) capital stock, franchise, business privilege or doing business taxes, (3) taxes, impositions or charges relating to periods prior to the date hereof or after the Final Payout Date of this Agreement, (4) taxes, impositions or charges to the extent that any Affected Party actually receives a credit (or otherwise has a reduction in a liability for taxes) in respect thereof against taxes that are not indemnified under this Agreement, and (5) taxes that would have been imposed in the absence of the transactions contemplated by this Agreement or as a result of activities of any Affected Party unrelated to the transactions contemplated hereby.

Existing Receivable: As defined in the Sale Agreement.

Existing Securitization: As defined in the background.

Face Amount: With respect to any Commercial Paper Notes, the face amount stated thereon in the case of any Commercial Paper Note issued on a discount basis, and the principal amount stated thereon plus the amount of all interest scheduled to accrue on such Commercial Paper Note through its stated maturity date in the case of any Commercial Paper Note issued on an interest bearing basis.

Facility Fee: As defined in the Fee Letter.

Federal Funds Rate: For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrator on such day on such transactions, as reasonably determined by the Administrator.

Federal Reserve Board: The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

Fee Letter: As defined in Section 4.1.

FII: As defined in the background.

Final Payout Date: The date following the Termination Date on which the Invested Amount shall have been reduced to zero and all other amounts due and payable by the Seller to the Purchaser, any Liquidity Bank, the Administrator, the Collateral Agent, the Indemnified Parties, the Affected Parties, and the Lock-Box Banks under the Transaction Documents shall have been paid in full.

GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

Governmental Authority: Any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

Guarantee: Of or by any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

Holdings: As defined in the background.

Indebtedness: Of any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such Person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

Indemnified Amounts: As defined in Section 13.1.

Indemnified Party: As defined in Section 13.1.

Initial Due Diligence Auditor: Commercial Lending Consultants, Inc. of Downers Grove, Illinois.

Invested Amount: On any day with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to the Seller for Purchases pursuant to Section 1.1 and 1.2, minus (b) the aggregate amount (in U.S. Dollars) of Collections theretofore received and actually distributed to the Purchaser on account of such Invested Amount pursuant to Section 1.3.

LFI: As defined in the background.

LFI Receivables: As defined in the preamble.

LFI Servicing: As defined in the preamble.

Lien: Any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.

Liquidation Event: As defined in Section 10.1.

Liquidation Fee: For each Asset Tranche (or portion thereof) for each day in any Yield Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period") or CP Tranche Period, the amount, if any, by which:

      (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) or CP Tranche Period if such reductions had not been made, exceeds

      (b) the income, if any, received by the Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

Liquidation Period: The period commencing on the date on which the conditions precedent to Purchases and Reinvestment set forth in Section 5.2 are not satisfied (or expressly waived by the Purchaser) and the Administrator shall have notified the Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

Liquidity Agent: Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

Liquidity Agreement: Includes the Liquidity Asset Purchase Agreement dated as of the date hereof among the Purchaser, Wachovia, as Administrator, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, as such Liquidity Asset Purchase Agreement may be amended, supplemented, restated or otherwise modified from time to time.

Liquidity Bank or Liquidity Banks: Any one of or all of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder, and the successors and assigns.

Liquidity Funding: A purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

Lock-Box Account: Any bank account into which Collections are deposited or transferred.

Lock-Box Agreement: A letter agreement, in substantially the form of Exhibit A-1, among the Master Servicer, the Purchaser, the Administrator, the Seller and any Lock-Box Bank.

Lock-Box Bank: Any of the banks holding one or more lock-boxes or Lock-Box Accounts receiving Collections from Pool Receivables.

Loss Reserve: On any day, the product of (a) two (2) and (b) the greatest rolling three month average Sales Based Default Ratio to have occurred during the most recently ended twelve consecutive month period times (c) the most recently calculated Default Horizon Ratio.

Mandate Letter: As defined in Section 5.1(o).

Master Servicer: As defined in the preamble.

Material Adverse Effect: (a) Any material impairment of the collectibility of the Receivables or a material impairment of the interests, rights or remedies of the Purchaser under or with respect to the Transaction Documents (without limiting the generality of the foregoing, any effect, result or circumstance that adversely affects the collectibility of Receivables accounting for 5% or more of the Net Pool Balance shall be deemed to be a Material Adverse Effect).

      (b) (i) Any material impairment of the Seller's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Transaction Document or (ii) any material impairment of the interests, rights or remedies of the Seller under any Transaction Document.

      (c) (i) Any material impairment of any Originator's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Transaction Document or (ii) any material impairment of the interests, rights or remedies of the Seller against or with respect to such Originator under any Transaction Document, including any interests, rights or remedies of the Purchaser as an assignee of the Seller under, or a third-party beneficiary of, the Sale Agreement.

      (d) (i) Any material impairment of the Master Servicer's or any Servicer's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Transaction Document or (ii) any material impairment of the interests, rights or remedies of the Purchaser against or with respect to such Person under any Transaction Document.

Moody's: Moody's Investors Service, Inc.

Net Pool Balance: On any day, an amount equal to (a) the aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool on such day, minus
(b) the Excess Concentration Amount on such day.

Obligor: A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

Obligor Concentration Limit: On any day:

            (i) for Obligors who have a short term unsecured debt rating currently assigned to them by either S&P or Moody's, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both agencies and has a split rating, the applicable rating will be the lower of the two):

                                                 Allowable
                                                  % of
                                                 Eligible
               S&P Rating   and Moody's Rating  Receivables
               ----------   ------------------  -----------
               A-1+                P-1             15%
               A-1                 P-1             8%
               A-2                 P-2             6%
               A-3                 P-3             3.5%

               Less than A-3 and P-3 or no short-term
               unsecured rating: 3%.

      (ii) the Obligor Concentration Limit for any Special Obligor shall be the Special Obligor Concentration Limit for such Special Obligor.

Originator: Each Person (1) listed as an Originator on Schedule I hereto, as such Schedule I may be modified from time to time pursuant to this Agreement and
(2) who is a "Seller" under the Sale Agreement, in its capacity as Seller of Receivables under the Sale Agreement.

Outstanding Balance: With respect to any Receivable at any time, the unpaid amount thereof.

Permitted Liens: Liens (i) created pursuant to this Agreement or the Sale Agreement and (ii) with respect to any state or local sales taxes arising in connection with a Receivable as to which the Obligor is an end-user and payable by the applicable Originator but not yet due, and with respect to which reserves in conformity with GAAP have been provided on the books of such Originator.

Person: An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Plan: Any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of any ERISA Affiliate.

Pool Receivable: A Receivable in the Receivables Pool.

Pre-Defaulted Receivable: A Pool Receivable (a) that is not a Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment.

Prime Rate: That interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

Program Information: As defined in Section 14.8(a)(i).

Purchase: As defined in Section 1.1.

Purchase Limit: As defined in Section 1.1.

Purchase Termination Date: That day on which a Liquidation Event has occurred and is continuing, and

      (a) the Administrator declares a Purchase Termination Date in a notice to the Seller in accordance with Section 10.2(a); or

      (b) in accordance with Section 10.2(b), becomes the Purchase Termination Date automatically.

Purchaser: As defined in the preamble.

Purchaser's Share: On any day, the lesser of (i) the percentage represented by the most recently calculated Asset Interest and (ii) 100%.

Purchaser's Tranche Investment: In relation to any Asset Tranche, the amount of the Invested Amount allocated by the Administrator to that Asset Tranche pursuant to Section 2.1, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Invested Amount.

Qualifying Liquidity Bank: A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

Receivable: Any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of goods or the rendering of services by an Originator, which may be billed or may be an Unbilled Receivable and includes the right to payment of any interest, finance charges, sales taxes, shipping charges, returned check or late charges. and other amounts with respect thereto; provided that the terms "Receivable" and "Receivables" do not include any Excluded Receivable.

Receivables Pool: At any time all then outstanding Receivables which have been sold or contributed as capital, or purported to have been sold or contributed as capital, by the Originators to the Seller (including the Existing Receivables, as defined in the Sale Agreement), other than those reconveyed or deemed to be reconveyed to the Originator pursuant to Section 3.5 of the Sale Agreement.

Regulation: Any specified Regulation of the Federal Reserve Board, as the same may be amended or supplemented from time to time.

Regulatory Change: Any change after the date of this Agreement in United States (federal, state or municipal) laws or regulations (including Regulation D) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Bank) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

Reinvestment: As defined in Section 1.3(a)(iii).

Related Assets: All (a) rights to, but not any obligations under, all Related Security related to any Pool Receivables (if any), (b) rights and interests of the Seller under the Sale Agreement in relation to any Pool Receivables, (c) books and records relating to any Pool Receivables, (d) Lock-Box Accounts and all cash and investments therein, to the extent constituting or representing the items in the following clause (e), and (e) Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

Related Security: With respect to any Pool Receivable, all of the Seller's (in the case of usage in the Receivables Purchase Agreement) or the applicable Originator's (in the case of usage of the term "Related Security" in the Sale Agreement) right, title and interest in and to: (a) all Contracts, if any, that relate to such Pool Receivable; (b) all merchandise (including returned merchandise), if any, covered by a Receivable, relating to the sale that gave rise to such Pool Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract (if any) related to such Pool Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of the Purchaser in the respective Pool Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract (if any) related to such Pool Receivable or otherwise; and (f) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of the Purchaser in any Related Security is only to the extent of the Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

Reportable Event: Any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

Reporting Date: As defined in Section 3.1(a).

Required Reserve: On any day, an amount equal to the product of (a) the Required Reserve Factor on such day times (b) the Net Pool Balance on such day.

Required Reserve Factor: On any day, the decimal equivalent of the greater of
(a) (i) 15% plus (ii) an amount equal to the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio and (b) the sum of (i) the Loss Reserve,
(ii) the Dilution Reserve, (iii) the Yield Reserve and (iv) the Servicing
Reserve.

S&P: Standard & Poor's Ratings Service.

Sale Agreement: The Purchase and Sale Agreement dated as of March 23, 1999, among the Master Servicer, the Originators and the Seller, as initial purchaser, as it may be amended, supplemented or otherwise modified in accordance with
Section 7.3(f).

Sales Based Default Ratio: On any day, the ratio (expressed as a decimal) calculated as of the most recent Cut-Off Date by dividing (a) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during the Settlement Period that ended on such Cut-Off Date by (b) the aggregate Dollar amount of sales (exclusive of sales of Excluded Receivables) of the Originator during the month occurring five months prior to the month that ended on such Cut-Off Date.

Scheduled Termination Date: March 20, 2000 (or, if such day is not a Business Day, the next preceding Business Day), or such like date to which the Scheduled Termination Date shall have been extended with the consent of the Purchaser in its sole discretion.

SEC: The Securities and Exchange Commission.

Secured Parties: The Purchaser, the Administrator, the Indemnified Parties and the Affected Parties

Seller: As defined in the preamble.

Seller Information: As defined in Section 14.7(a).

Seller Information Provider: As defined in Section 14.7(a).

Seller Party and Seller Parties: As defined in the preamble.

Seller's Share: On any day, the percentage equal to 100% minus the Purchaser's Share on such day.

Servicer: Initially, each Servicer identified in Schedule I to this Agreement, and after any Service Transfer, the Successor Servicer with respect to such Servicer.

Servicer Advance: As defined in Section 8.3.

Servicer Default: As defined in Section 8.4.

Service Transfer: As defined in Section 8.1(b).

Servicer Transfer Event: As defined in Section 8.1(b).

Servicer's Fee: For any day in a Settlement Period:

      (a) an amount equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate Outstanding Balance of the Pool Receivables at the close of business on the first day of such Settlement Period, and (iii) 1/360; or

      (b) on and after the Master Servicer's reasonable request made at any time when LFI Servicing shall no longer be the Master Servicer, an alternative amount specified by the Master Servicer not exceeding (x) 110% of the Master Servicer's costs and expenses of performing its obligations under the Agreement during the Settlement Period when such day occurs, divided by (y) the number of days in such Settlement Period.

Servicing Fee Rate: 1.0% per annum.

Servicing Reserve: On any day, the product of (a) the Servicing Fee Rate and (b) a fraction, the numerator of which is the highest Days Sales Outstanding calculated for each of the most recent 12 Settlement Periods and the denominator of which is 360.

Settlement Date: The second Business Day following each Reporting Date.

Settlement Period: The period beginning on:

      (a) the date of the initial Purchase to and including the last day of the calendar month in which such date occurs; and

      (b) thereafter, beginning on, but excluding the last day of the immediately preceding Settlement Period to and including the last day of the next following calendar month;

provided, however, that the last Settlement Period shall end on, but exclude the Final Payment Date.

Settlement Report: As defined in Section 3.1(a).

Special Obligor: On any day, any Obligor approved as a Special Obligor by the Administrator and listed on Schedule II.

Special Obligor Concentration Limit: For any Special Obligor, the Special Obligor Concentration Limit set forth on Schedule II.

Subsidiary: With respect to any specified Person (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time; provided, that neither HomeLife Corporation nor HL Holding Corporation shall be considered a Subsidiary for any purpose under this Agreement.

Successor Notice: As defined in Section 8.1(b).

Termination Date: The earliest of

      (a) the date of termination (whether by scheduled expiration, occurrence of a Liquidation Event or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

      (b) the Purchase Termination Date;

      (c) the date designated by the Seller as the "Termination Date" on not less than five (5) Business Days' notice to the Administrator, provided that on or prior to such date the Invested Amount has been reduced to zero, all accrued Earned Discount and fees have been paid in full and all other amounts due to the Purchaser and the Administrator have been paid in full;

      (d) the Scheduled Termination Date; and

      (e) the date on which the Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Transaction Documents: This Agreement, the Lock-Box Agreements, the Sale Agreement, the Fee Letter, the Mandate Letter and the other documents to be executed and delivered in connection herewith.

Trustee: As defined in the background.

UCC: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unbilled Receivable: Each Receivable that has been earned by performance, but for which the Originator has not sent out an invoice.

Unmatured Liquidation Event: Any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

Usage Fee: As defined in the Fee Letter.

Year 2000 Compliant and Ready: With respect to any Person, (a) its hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; and (iii) store and provide date input information without creating any ambiguity as to the century except to the extent that any failure of its software systems to operate as set forth in clause (i) through (iii) would not be likely to have a Material Adverse Effect, and (b) it does not have knowledge that any third party with which it has any material contractual relationship has identified any similar risk in its own computer applications which it is not addressing and which, if not properly addressed would be likely to have a Material Adverse Effect.

Yield Period: With respect to any Asset Tranche funded by a Liquidity Funding means

      (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the Administrator shall select; and

      (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrator shall select;

provided, however, that

            (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

            (ii) in the case of Yield Periods of one day for any Asset Tranche,
(A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

            (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrator.

Yield Reserve: On any day, an amount equal to the product of (a) 1.5, (b) the Alternate Base Rate and (c) a fraction the numerator of which is the 12-month high Days Sales Outstanding and the denominator of which is 360.

      B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

      C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   SCHEDULE I

                        INITIAL ORIGINATORS AND SERVICERS

                                   SCHEDULE II

                                SPECIAL OBLIGORS
                                       AND
                                 SPECIAL OBLIGOR
                              CONCENTRATION LIMITS

                                                   Special Obligor
                 Special Obligor                  Concentration Limit
                 ---------------                  -------------------
              Heilig-Meyers Company                       6%
                     HomeLife                            3.5%*

* The reserve floor calculation will be increased by 1% to accommodate HomeLife, solely with respect to the HomeLife Receivables.